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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                               )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Atlantic Power Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

DEFINITIVE PROXY STATEMENT

NOTICE OF ANNUAL AND SPECIAL MEETING
OF SHAREHOLDERS AND
MANAGEMENT INFORMATION CIRCULAR
AND
PROXY STATEMENT

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 17, 2020

APRIL 28, 2020

Headquarters Address	Registered Address
3 Allied Drive, Suite 155	215-10451 Shellbridge Way
Dedham, Massachusetts 02026	Richmond, British Columbia V6X 2W8
United States	Canada

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

              NOTICE IS HEREBY GIVEN that an annual and special meeting (the "Meeting") of the shareholders (the "Shareholders") of Atlantic Power Corporation (the "Corporation" or "Atlantic Power") will be held virtually via live audio webcast on Wednesday, the 17th day of June, 2020 at the hour of 10:00 a.m. (Eastern Daylight Time) for the following purposes:

1.
TO RECEIVE the financial statements of the Corporation for the year ended December 31, 2019, together with the report of the auditors thereon;

2.
TO ELECT five directors to the board of directors of the Corporation;

3.
TO HOLD a non-binding advisory vote on named executive officer compensation;

4.
TO APPOINT auditors of the Corporation and authorize the board of directors of the Corporation to fix the remuneration of the auditors;

5.
TO CONSIDER and, if deemed advisable, to pass an ordinary resolution of the Shareholders (the "LTIP Resolution"), the full text of which is set forth in Schedule "B" to the accompanying Information Circular and Proxy Statement, authorizing the Corporation to amend its sixth amended and restated long-term incentive plan (the "LTIP") to increase the number of common shares of the Corporation ("Common Shares") issuable under the LTIP; and

6.
TO TRANSACT such further or other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

              At the Meeting, each Shareholder of record at 4:00 p.m. (Eastern Daylight Time) on April 20, 2020 will be entitled to one vote for each Common Share of the Corporation held on all matters proposed to come before the Meeting.

              This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of the novel coronavirus COVID-19, and to mitigate risks to the health and safety of the Corporation's communities, shareholders, employees and other stakeholders, the Meeting will be held in a virtual-only format, which will be conducted via live audio webcast over the internet. Shareholders will have an equal opportunity to participate at the Meeting online regardless of their geographic location.

              Registered Shareholders and duly appointed proxy holders can attend the Meeting online at https://web.lumiagm.com/279797129, where they can participate, vote, or submit questions during the Meeting's live webcast.

              Shareholders who are unable to attend the virtual Meeting are requested to sign, date and return the form of proxy or voting instruction form received in accordance with the instructions provided well in advance of the Meeting.

i

              The accompanying Information Circular and Proxy Statement provides additional information relating to the matters to be dealt with at the Meeting and forms part of this notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 17, 2020

              The U.S. Securities and Exchange Commission (the "SEC") has adopted a "Notice and Access" rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to Shareholders in lieu of a paper copy of the Information Circular and Proxy Statement, related materials and the Corporation's Annual Report to Shareholders (collectively, the "Proxy Materials"). The Notice of Internet Availability provides instructions as to how Shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the Meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

              The Corporation is relying on the exemptions set forth in Section 9.1.5 of National Instrument 51-102—Continuous Disclosure Obligations and Section 9.1.1 of National Instrument 54-101—Communication with Beneficial Owners of Securities of a Reporting Issuer from the requirement under Canadian securities laws to send paper copies of the Proxy Materials to registered and beneficial shareholders of the Corporation.

              The Corporation's Information Circular and Proxy Statement and Annual Report for the year ended December 31, 2019 are available free of charge at https://materials.proxyvote.com/04878Q.

              DATED at Toronto, Ontario this twenty-eighth day of April, 2020.

BY ORDER OF THE BOARD OF DIRECTORS
"Kevin T. Howell" Chair of the Board of Directors Atlantic Power Corporation

ATLANTIC POWER CORPORATION
INFORMATION CIRCULAR AND PROXY STATEMENT

Introduction

              This information circular and proxy statement (the "Information Circular and Proxy Statement") is furnished in connection with the solicitation of proxies by or on behalf of the board of directors (the "Directors", the "Board", or the "Board of Directors", and each one individually, a "Director") of Atlantic Power Corporation (the "Corporation" or "Atlantic Power"), for use at the annual and special meeting (the "Meeting") of the holders ("Shareholders") of common shares ("Common Shares") of the Corporation to be held virtually via live audio webcast over the internet on June 17, 2020 at the hour of 10:00 a.m. (Eastern Daylight Time), and at all postponements or adjournments thereof, for the purposes set forth in the accompanying notice of the Meeting (the "Notice of Meeting"). In this Information Circular and Proxy Statement, references to "Cdn$" and "Canadian dollars" are to the lawful currency of Canada and references to "$", "US$" and "U.S. dollars" are to the lawful currency of the United States. All dollar amounts herein are in U.S. dollars, unless otherwise indicated. The information contained herein is given as at April 28, 2020, except where otherwise noted.

              This year, out of an abundance of caution, to proactively deal with the unprecedented public health impact of the novel coronavirus COVID-19, and to mitigate risks to the health and safety of the Corporation's communities, Shareholders, employees and other stakeholders, the Meeting will be held in a virtual-only format, which will be conducted via live audio webcast over the internet. It is the intention of the Corporation to resume holding in-person meetings under normal circumstances in future years; however, the Corporation has determined that holding this year's Meeting in a virtual-only format is a proactive and prudent step in light of restrictions on public gatherings and efforts to encourage social distancing during the COVID-19 pandemic by both United States and Canadian governments as well as many municipalities. Shareholders will have an equal opportunity to participate at the Meeting online regardless of their geographic location. A summary of the information that Shareholders will need to attend the Meeting online is provided under "Proxy Solicitation and Voting" and "Information for Beneficial Holders."

              On or about May 6, 2020, we intend to mail to our stockholders a notice containing instructions on how to access the Proxy Materials (as defined below) and how to vote their Common Shares online. In accordance with the requirements of National Instrument 54-101—Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101"), for purposes of distributing to non-registered Shareholders who have requested a copy, the Corporation has distributed copies of this Information Circular and Proxy Statement to the intermediaries for onward distribution to such non-registered Shareholders.

              The U.S. Securities and Exchange Commission (the "SEC") has adopted a "Notice and Access" rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") to Shareholders in lieu of a paper copy of the Information Circular and Proxy Statement and related materials and the Corporation's Annual Report to Shareholders (collectively, the "Proxy Materials"). The Notice of Internet Availability provides instructions as to how Shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the Meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes.

Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice of Internet Availability.

              The Corporation is relying on the exemptions set forth in Section 9.1.5 of National Instrument 51-102—Continuous Disclosure Obligations ("NI 51-102") and Section 9.1.1 of NI 54-101 from the requirement under Canadian securities laws to send paper copies of the Proxy Materials to registered and beneficial Shareholders of the Corporation.

Important Notice Regarding Availability of Proxy Materials

              The Proxy Materials are available at https://materials.proxyvote.com/04878Q.

              The Corporation is providing some of its Shareholders, including Shareholders who have previously asked to receive paper copies of the proxy materials and some of its Shareholders who are living outside of the United States and Canada, with paper copies of the proxy materials in addition to a Notice of Internet Availability.

              The Corporation is providing Notice of Internet Availability by e-mail to those Shareholders who have previously elected delivery of the proxy materials electronically. Those Shareholders will receive an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Electronic Access to the Proxy Materials

              You can elect to receive future proxy materials by e-mail, which will save the Corporation the cost of producing and mailing documents to you. Shareholders may enroll to receive proxy materials electronically as follows:

              Shareholders of Record:    If you are a registered Shareholder, you may request electronic delivery on the Internet at www.investorvote.com.

              Beneficial Holders:    If your Common Shares are not registered in your name, check the information provided to you by your bank or broker, or contact your bank or broker for information on electronic delivery service.

Rationale for and Facilitation of Virtual Meeting

              Health authority and governmental directives relating to the COVID-19 pandemic have led to, among other things, restrictions on public gatherings. The Corporation believes that holding a virtual meeting in 2020, with no in-person attendance, will ensure the Corporation is in compliance with such directives. Further, Atlantic Power believes that holding a virtual Meeting will help ensure the well-being of Shareholders, while still enabling them to participate in the Meeting—Shareholders will be able to vote online on all business brought before the Meeting and submit questions for consideration, no matter where they are located. The Corporation believes that conducting the Meeting virtually will provide easy access and communication at the Meeting, while also encouraging active Shareholder engagement and participation. The Corporation does not currently intend to continue to hold virtual Shareholder meetings under normal circumstances in subsequent years.

              Pursuant to the Articles, the Corporation may hold a virtual meeting:

    "10.10 Meetings by Telephone, Electronic or Other Communications Facility

              Any person entitled to attend a meeting of shareholders may participate in the meeting, to the extent and in the manner permitted under the Business Corporations Act, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Company makes available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act to be present at the meeting. The directors or the shareholders of the Company who call a meeting of shareholders pursuant to the Act may determine that the meeting shall be held, to the extent and in the manner permitted by law, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting."

Voting and Quorum

              A quorum must be present at the Meeting for any business to be conducted. Pursuant to the Corporation's articles of continuance (the "Articles"), two persons, present in person, each being a Shareholder entitled to vote at a meeting of Shareholders or a duly appointed proxy for a Shareholder so entitled constitutes a quorum. The Articles permit a meeting of the Shareholders to be held entirely by means of telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the Meeting. See "Rationale for and Facilitation of Virtual Meeting." Common Shares represented by "broker non-votes," as described below, will be considered as present for purposes of constituting a quorum.

              If you choose not to attend the Meeting online, you may still authorize your proxy over the internet or by telephone by following the instructions provided in the Notice of Internet Availability or, if you requested to receive printed Proxy Materials, you may also vote by telephone or by mailing the accompanying form of proxy ("Form of Proxy") pursuant to instructions provided on the proxy card, or by sending voting instructions ("Voting Instructions") to your nominee in accordance with the procedures set forth below under "Information for Beneficial Holders." All Common Shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies. Historically, a substantial majority of the Corporation's Common Shares have been voted in this manner, and that is not expected to change with the virtual-only meeting format.

              A "broker non-vote" occurs when a nominee holding Common Shares for a Beneficial Holder has not received Voting Instructions from such Beneficial Holder but such nominee submits a Form of Proxy in respect of such Common Shares in accordance with New York Stock Exchange ("NYSE") rules. Generally, under current Canadian securities laws and NYSE rules, brokers will not have discretionary authority to vote such uninstructed Common Shares with respect to any matter to be voted upon at the Meeting, except that U.S. brokers will have discretionary authority to vote uninstructed Common Shares with respect to the appointment of auditors as described below, in accordance with NYSE rules.

              For purposes of counting votes, (i) abstentions from voting will be counted as votes cast at the Meeting; however, such abstentions will not be counted as votes cast for or against a matter; and (ii) broker non-votes will not be counted as votes cast at the Meeting, except that broker votes with respect to which U.S. brokers have exercised their discretionary authority to vote uninstructed Common Shares in accordance with NYSE rules shall be counted as votes cast at the Meeting.

Proxy Solicitation and Voting

Solicitation of Proxies

              The solicitation of proxies for use at the Meeting is being made by or on behalf of the Board of Directors. The solicitation of proxies for the Meeting will be made primarily by mail, but proxies may also be solicited personally, in writing or by telephone by employees of the Corporation, at nominal cost. The Corporation will bear the cost in respect of the solicitation of proxies for the Meeting and will bear the legal, printing and other costs associated with the preparation of the Information Circular and Proxy Statement. In addition, Kingsdale Advisors ("Kingsdale") has been retained as the Corporation's strategic shareholder advisor to assist in the solicitation of proxies for the Meeting at a fee of approximately Cdn$44,000, plus associated costs and expenses. The Corporation may also reimburse brokers and other persons holding Common Shares in their name or in the name of nominees for their costs incurred in sending proxy material to their principals in order to obtain their proxies. Kingsdale can be contacted by phone toll-free at 1-866-229-8263 (for callers in Canada and the United States) or 1-416-867-2272 (for callers outside North America) or by e-mail at contactus@kingsdaleadvisors.com.

Appointment and Revocation of Proxies

              Together with the Information Circular and Proxy Statement, the Shareholders will also be provided a Form of Proxy. The persons named in such Form of Proxy are Directors. A Shareholder who wishes to appoint some other person to represent him, her or it at the Meeting may do so by inserting such person's name in the blank space provided in the accompanying Form of Proxy or by completing another proper Form of Proxy. Such other person appointed to represent a Shareholder need not be a Shareholder of the Corporation.

              The document appointing a proxy must be in writing and completed and signed by a registered Shareholder or his or her attorney authorized in writing or, if the registered Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Instructions provided to the Agent by a registered Shareholder must be in writing and completed and signed by the registered Shareholder or his or her attorney authorized in writing or, if the registered Shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized. Persons signing as officers, attorneys, executors, administrators, and trustees or similarly otherwise should so indicate and provide satisfactory evidence of such authority.

              To be valid, a Form of Proxy must be received at the offices of Computershare Investor Services Inc. ("Computershare"), 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 or returned to Computershare by fax at 1-866-249-7775 (North America) or 1-416-263-9524 (outside North America), or at the offices of the Corporation by written instrument, fax or any other method of transmitting legibly recorded messages, so as not to arrive later than 4:00 p.m. (Eastern Daylight Time) on Monday, June 15, 2020. If the Meeting is adjourned, a Form of Proxy must be received at the offices of Computershare no later than 4:00 p.m. (Eastern Daylight Time) on the day which is two business days before the date of the reconvened meeting at which the Form of Proxy is to be used. The time limit for the receipt of proxies may be waived or extended by the Chair of the Meeting at his or her discretion without notice.

              Shareholders who wish to appoint a third party to represent them at the online Meeting must submit their Form of Proxy or Voting Instructions (if applicable) prior to registering the proxy holder. Registering the proxy holder is an additional step once the Shareholder has submitted their Form of Proxy or Voting Instructions. Failure to register the proxy holder will result in the proxy holder not receiving a user name to participate in the Meeting. To register a proxy holder, Shareholders MUST visit https://www.computershare.com/AtlanticPower by no later than 11:59 p.m. (Eastern Daylight Time) on Monday, June 15, 2020 and provide Computershare with their proxy holder's contact information, so that Computershare may provide the proxy holder with a user name via email.

              A Shareholder that has given a Form of Proxy may revoke the Form of Proxy: (a) by completing and signing a Form of Proxy bearing a later date and depositing it as aforesaid; (b) by depositing an instrument in writing executed by the Shareholder or by his or her attorney authorized in writing: (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the applicable Meeting, or any adjournment thereof, at which the proxy is to be used, or (ii) with the Chair of the Meeting prior to the commencement of such Meeting on the day of such Meeting or any adjournment thereof; or (c) in any other manner permitted by law. In order for a Beneficial Holder to revoke Voting Instructions previously given to his or her intermediary (such as a broker, securities dealer, bank, trust company or similar entity) with respect to the voting of the Common Shares, the Beneficial Holder must carefully follow the procedures and instructions received from his or her intermediary.

              The persons named in the accompanying Form of Proxy will vote such proxy in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying Form of Proxy is executed and returned (and not revoked) prior to the Meeting, the Common Shares represented by the Form of Proxy will be voted at the Meeting as follows:

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  FOR the election of R. Foster Duncan, Kevin T. Howell, Danielle S. Mottor, Gilbert S. Palter, and James J. Moore, Jr. to the Board of Directors as described under "Matter 1: Election of Directors";

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  FOR the approval, by non-binding advisory vote, of named executive officer compensation as described under "Matter 2: Non-Binding Advisory Vote on Named Executive Officer Compensation";

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  FOR the appointment of KPMG LLP as auditors of the Corporation and to authorize the Board of Directors to fix such auditors' remuneration, as described under "Matter 3: Appointment of Auditors"; and

  •
  FOR the approval of an ordinary resolution of the shareholders (the "LTIP Resolution"), the full text of which is set forth in Schedule "B" to this Information Circular and Proxy Statement, authorizing the Corporation to amend its sixth amended and restated long-term incentive plan (the "LTIP") to increase the number of Common Shares of the Corporation issuable under the LTIP, as described under "Matter 4: Approval of Amendment No. 1 to the LTIP."

              For more information on these issues, please see the section entitled "Matters to be Considered at the Meeting" in this Information Circular and Proxy Statement.

              The persons appointed pursuant to the Form of Proxy are conferred with discretionary authority with respect to amendments to or variations of matters identified in the Form of Proxy and with respect to other matters that may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting, it is the intention of the persons designated in the enclosed Form of Proxy to vote in accordance with their best judgment on such matter or business. At the time of printing the Information Circular and Proxy Statement, the Directors know of no such amendments, variations or other matters.

Voting Procedures and Deadlines

              As an alternative to the physical delivery of a Form of Proxy to the offices of Computershare or the Corporation, a registered Shareholder of record may vote in the following ways:

    By Mail—Complete, sign, date and return the Form of Proxy in the postage-paid envelope provided to Computershare Investor Services Inc., so as not to arrive later than 4:00 p.m. (Eastern Daylight Time) on Monday, June 15, 2020.

    Internet—Go to www.investorvote.com/ATP. Enter the 15-digit control number on the Notice of Internet Availability or Form of Proxy and follow the instructions to vote your Common Shares.

    By Phone—Call 1-866-732-8683 (toll-free in North America) and enter the 15-digit control number printed on the Notice of Internet Availability or Form of Proxy. Follow the interactive voice recording instructions to submit your vote.

    Online at the Meeting—Attend the Meeting online and vote electronically during the Meeting. Please do not fill out and return your Form of Proxy if you intend to vote online at the Meeting. You can access the Meeting online by visiting https://web.lumiagm.com/279797129. To participate in the Meeting online, you will need the 15-digit control number on the Notice of Internet Availability or Form of Proxy. Common Shares held in your name as the Shareholder of record may be voted electronically during the Meeting. However, even if you plan to attend the Meeting online, the Corporation recommends that you vote your Common Shares in advance (via proxy using one of the methods described above), so that your vote will be counted if you later decide not to attend the Meeting online.

              The internet and telephone voting procedures are designed to authenticate Shareholders' identities and to confirm that their instructions have been properly recorded. The deadline for internet and telephone voting is 11:59 p.m. (Eastern Daylight Time) on Monday, June 15, 2020.

Information for Beneficial Holders

              Information set forth in this section is very important to persons who hold Common Shares other than in their own names. A non-registered Shareholder of the Corporation (a "Beneficial Holder") who beneficially owns Common Shares, but whose Common Shares are registered in the name of an intermediary (such as a securities broker, financial institution, trustee, custodian or other nominee who holds securities on behalf of the Beneficial Holder or in the name of a clearing agency in which the intermediary is a participant) should note that only a Form of Proxy deposited by Shareholders whose names are on the records of the Corporation as the registered holders of Common Shares as of the Record Date (as defined below) can be recognized and acted upon at the Meeting.

              Common Shares that are listed in an account statement provided to a Beneficial Holder by a broker are likely not registered in the Beneficial Holder's own name on the records of the Corporation and such Common Shares are more likely registered in either the name of CDS Clearing and Depository Services Inc. ("CDS") or its nominee, or the name of The Depositary Trust Company ("DTC") or its nominee.

              Applicable regulatory policy requires brokers and other intermediaries to seek Voting Instructions from Beneficial Holders in advance of Shareholders' meetings. Every broker or other intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Holders in order to ensure that their Common Shares are voted at the Meeting. Often, the voting instruction form (the "Voting Instruction Form") supplied to a Beneficial Holder by its broker is identical to the Form of Proxy provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Holder. Most brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. ("Broadridge"). Broadridge typically prepares a machine-readable Voting Instruction Form, mails those forms to the Beneficial Holders and asks Beneficial Holders to return Voting Instructions to Broadridge. Broadridge then tabulates the results of all Voting Instructions received and provides appropriate instructions representing the voting of the securities to be represented at the Meeting. A Beneficial Holder receiving a Broadridge Voting Instruction Form cannot use that Voting Instruction Form to vote Common Shares directly at the Meeting. Voting Instruction Forms must be returned to Broadridge well in advance of the Meeting in accordance with the instructions set out on the Voting Instruction Form in order to have the Common Shares voted.

              Beneficial Holders may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of CDS, DTC or their broker or other intermediary. However, a Beneficial Holder or a third party appointee may attend the Meeting online as proxy holder for the registered Shareholder and vote their Common Shares in that capacity. Beneficial Holders who desire to attend the Meeting online and indirectly vote their own Common Shares as proxy holder for the registered Shareholder must first obtain a legal proxy from his or her broker, bank or other agent and then register in advance to attend the Meeting. The Beneficial Holder should follow the instructions from the broker or bank included with the proxy materials, or contact the broker or bank to request a legal proxy form.

              After obtaining a valid legal proxy from the broker, bank or other agent, the Beneficial Holder must then register to attend the Meeting and submit a copy of the legal proxy to Computershare. Requests for registration should be directed to Computershare, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or emailed to uslegalproxy@computershare.com. Requests for registration must be labeled as "Legal Proxy" and be received no later than 11:59 p.m. (Eastern Daylight Time) on June 15, 2020. Computershare will send a confirmation of the registration by email after receiving the registration materials. A user name will be provided by Computershare by email the day before the Meeting. A Beneficial Holder with a valid user name may attend the Meeting and vote his or her shares at https://web.lumiagm.com/279797129 during the Meeting. Without a valid user name from Computershare, proxy holders will not be able to vote at the Meeting.

              As an alternative to obtaining a legal proxy and voting online at the Meeting, a Beneficial Holder of record may vote in the following ways:

    By Mail—Complete, sign, date and return the Voting Instruction Form in the postage-paid envelope provided to Broadridge Financial Solutions, Inc., so as not to arrive later than 4:00 p.m. (Eastern Daylight Time) on Monday, June 15, 2020.

    Internet—Go to www.proxyvote.com. Enter the 16-digit control number on the Notice of Internet Availability or Voting Instruction Form and follow the instructions to vote your Common Shares.

    By Phone—Call 1-800-454-8683 (toll-free in North America) and enter the 16-digit control number printed on the Notice of Internet Availability or Voting Instruction Form. Follow the interactive voice recording instructions to submit your vote.

              The internet and telephone voting procedures are designed to authenticate Shareholders' identities and to confirm that their instructions have been properly recorded. The deadline for internet and telephone voting is 11:59 p.m. (Eastern Daylight Time) on Monday, June 15, 2020. All required voting instructions must be submitted to your intermediary sufficiently in advance of this deadline in order to allow your intermediary to forward this information to Computershare, or to the Corporation or its agents, prior to the deadline.

              The Corporation recommends that Beneficial Holders submit their voting instructions to their broker or bank in advance (via proxy using one of the methods described above) so that their votes will be counted if they later decide not to attend the Meeting online.

              The Corporation may use Broadridge's QuickVote™ service to assist non-registered Shareholders with voting their Common Shares. Beneficial Holders may be contacted by Kingsdale to conveniently obtain voting instructions directly over the telephone. Broadridge then tabulates the results of all the instructions received and then provides the appropriate instructions respecting the shares to be represented at the Meeting.

              Generally, Canadian securities laws and NYSE rules prohibit brokers from voting on any of the proposals without receiving Voting Instructions from the Beneficial Holders of Common Shares, except that U.S. brokers will have discretionary authority to vote uninstructed Common Shares with respect to the appointment of auditors, in accordance with NYSE rules. In the absence of Voting Instructions, Common Shares subject to such broker non-votes will not be counted as voted or as represented on those proposals and so will have no effect on the vote other than with respect to the appointment of auditors where a U.S. broker has exercised its discretionary authority to vote uninstructed Common Shares in accordance with NYSE rules. As brokers generally may not vote your Common Shares in the absence of your specific instructions as to how to vote (except in the limited circumstances described above), we encourage you to provide Voting Instructions to your broker regarding the voting of your Common Shares. If you require assistance voting your Common Shares, please contact Kingsdale Advisors at 1-866-229-8263 (for callers in Canada and the United States) or 1-416-867-2272 (for callers outside North America) or by e-mail at contactus@kingsdaleadvisors.com.

Participating in the Meeting

              The Meeting will be hosted online by way of a live audio webcast. Shareholders will not be able to attend the Meeting in person. A summary of the information that Shareholders will need to attend the online Meeting is provided below. The Meeting will begin at 10:00 a.m.

Eastern Daylight Time on June 17, 2020. The online Meeting is located at https://web.lumiagm.com/279797129.

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  Registered Shareholders that have a 15-digit control number on their Notice of Internet Availability or Form of Proxy, along with duly appointed proxy holders who were assigned a user name by Computershare (see details under the heading "Appointment and Revocation of Proxies"), will be able to vote and submit questions during the Meeting. To do so, please go to https://web.lumiagm.com/279797129 prior to the start of the Meeting to login. Click on "I have a login" and enter your 15-digit control number (registered Shareholders) or user name (duly appointed proxy holders) along with the password "atlpow2020" (case-sensitive). You should allow 30 minutes prior to the start of the Meeting to check in online, ensuring that login credentials are entered accurately, and complete the related procedure.

  •
  Beneficial Holders in the United States who desire to attend the Meeting online and indirectly vote their own Common Shares as proxy holder for the registered Shareholder must first obtain a legal proxy from their broker, bank or other agent and then register in advance to attend the Meeting (see "Information for Beneficial Holders"). The Beneficial Holder should follow the instructions from the broker or bank included with the proxy materials, or contact the broker or bank to request a legal proxy form. The Beneficial Holder must then register to attend the Meeting and submit a copy of the legal proxy to Computershare. Requests for registration should be directed to Computershare, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, or emailed to uslegalproxy@computershare.com. Requests for registration must be labeled as "Legal Proxy" and be received no later than 11.59 p.m. (Eastern Daylight Time) on June 15, 2020. Computershare will send a confirmation of the registration by email after receiving the registration materials. A user name will be provided by Computershare by email the day before the Meeting. A Beneficial Holder with a valid user name may attend the Meeting, vote his or her shares indirectly for the registered Shareholder and submit questions at the Meeting.

  •
  Beneficial Shareholders who have not duly appointed themselves as proxy holder and obtained a user name from Computershare will be able to attend the Meeting as guests by clicking on "I am a Guest" and completing the online form. Guests may listen to the Meeting; however, Beneficial Holders attending as guests will not be able to vote or submit questions.

  •
  Registered Shareholders and duly appointed proxy holders who intend to vote during the Meeting must be connected to the internet at all times during the Meeting in order to vote when balloting commences. It is the Shareholder's or proxy holder's responsibility to ensure connectivity for the duration of the Meeting.

  •
  Once the Chair has formally called the Meeting to order, the items of business to be voted on and available voting options will be visible in the voting panel on the screen. Shareholders intending to vote during the online Meeting will click on the voting choice to submit their vote. Beneficial Holders must first appoint themselves or a third party as proxy holder to participate in the online voting (see "Information for Beneficial Holders").

  •
  Registered Shareholders and duly appointed proxy holders who vote by the online ballot provided during the Meeting will revoke any and all previously submitted votes. If a registered Shareholder or duly appointed proxy holder does not wish to revoke a previously submitted vote, then they should not vote by ballot during the Meeting.

              The Corporation recommends that Shareholders vote their Common Shares in advance (via proxy using one of the methods described above), so that their votes will be counted if they later decide not to attend the Meeting online.

Submitting Questions Before or During the Meeting

              We believe that the ability of Shareholders to participate in the meeting in a meaningful way, including asking questions, remains important despite the decision to hold the Meeting in a virtual-only format this year. Accordingly, following the Meeting, management will hold a live Q&A session, during which we intend to answer all questions submitted before or during the Meeting. Only those Shareholders attending the Meeting as a registered Shareholder or a Beneficial Holder as proxy holder for the registered Shareholder may submit questions at the Meeting, either before or during the Meeting. Guests will not be able to submit questions either before or during the Meeting.

              Those Shareholders attending the Meeting as a registered Shareholder or a Beneficial Holder as proxy holder for the registered Shareholder may submit questions beginning one hour prior to or during the Meeting by accessing the Meeting site at https://web.lumiagm.com/279797129, entering their control number or user name and the Meeting password "atlpow2020" (case-sensitive), and selecting the Questions icon.

              The Chair of the Meeting reserves the right to edit or reject questions he deems inappropriate. The Chair of the Meeting has broad authority to conduct the Meeting in an orderly manner. To ensure the Meeting is conducted in a manner that is fair to all Shareholders, the Chair of the Meeting may exercise broad discretion in the order in which questions are asked and the amount of time devoted to any one question. It is anticipated that Shareholders will have substantially the same opportunity to ask questions on matters of business at the Meeting as in past years when the annual meeting of shareholders was held in person.

Technical Assistance

              Shareholders should ensure they have their 15-digit control number (registered Shareholders) or user name (duly appointed proxy holders) well in advance of the Meeting. A user guide for the virtual Meeting will be available on the Corporation's website at www.atlanticpower.com under "MEDIA & EVENTS—Annual General Meeting." The user guide provides information about logging in to the Meeting, voting and asking questions during the Meeting.

              Shareholders requiring assistance voting their Common Shares prior to the Meeting should contact Kingsdale Advisors at 1-866-229-8263 (for callers in Canada and the United States) or 1-416-867-2272 (for callers outside North America) or by e-mail at contactus@kingsdaleadvisors.com.

              Other questions relating to the Meeting may be directed to the Corporation by phone at 1-617-977-2700 or by email at info@atlanticpower.com.

Voting Securities and Principal Holders Thereof

              The Corporation is authorized to issue an unlimited number of Common Shares. As of the date of this Information Circular and Proxy Statement, there were 105,502,338 Common Shares outstanding.

              At the Meeting, each Shareholder of record at 4:00 p.m. (Eastern Daylight Time) on April 20, 2020, the record date established for the Notice of Meeting and for voting at the Meeting (the "Record Date"), will be entitled to one vote for each Common Share held on all matters proposed to come before the Meeting. At 4:00 p.m. (Eastern Daylight Time) on the Record Date, there were 105,502,338 Common Shares outstanding and entitled to be voted at the Meeting.

              To the knowledge of the Board of Directors, there are no persons that beneficially own or exercise control or direction over Common Shares carrying approximately 10% or more of the votes attached to the issued and outstanding Common Shares. For more information, please see the section entitled "Security Ownership of Certain Beneficial Owners and Management" in this Information Circular and Proxy Statement.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD

Board of Directors

              The Corporation is pleased to make the following disclosures regarding its corporate governance practices pursuant to National Policy 58-201—Corporate Governance Guidelines ("NP 58-201"), National Instrument 58-101—Disclosure of Corporate Governance Practices, and Item 407 of Regulation S-K and other applicable rules of the SEC and NYSE rules:

  •
  Directors are elected by Shareholders at the Corporation's annual general meeting, which is generally held in June of each year. Each Director holds office until the next annual meeting of the Shareholders or until his or her successor is elected or appointed.

  •
  Under the Corporation's independence standards and under the NYSE corporate governance rules and NP 58-201, a majority of the Board of Directors must qualify as "independent directors." At least annually, the Board of Directors is required to evaluate all relationships between the Corporation and each Director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such Director's ability to satisfy his or her responsibilities as an independent Director. The Board of Directors has determined that each of Kevin T. Howell, R. Foster Duncan, Irving R. Gerstein (who ceased to be a director in 2019), Danielle S. Mottor and Gilbert S. Palter is or was an independent Director in 2019.

  •
  The non-independent member of the Board of Directors is James J. Moore, Jr., who is the President and Chief Executive Officer of the Corporation.

  •
  Two Directors also serve on the boards of other reporting issuers (or the equivalent in other jurisdictions). Mr. Howell serves as a director on the board of Energy Harbor Corp., an OTC-traded company, and Mr. Duncan serves as a director on the board of Atlas Technical Consultants, Inc., a Nasdaq-listed company.

  •
  The independent members of the Board of Directors meet regularly without management present. In 2019, the independent members of the Board of Directors held five meetings without the presence of management.

  •
  The Chair of the Board of Directors, Mr. Howell, is an independent Director. The Chair's responsibilities include establishing the agendas for each meeting of the Board of Directors, in consultation with the Chief Executive Officer of the Corporation, the Directors and appropriate members of management. The agenda for each committee meeting is established by the Chair of that committee in consultation with appropriate members of the committee and management.

              During 2019, each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a Director) and (ii) the total number of meetings of all committees of the Board of Directors on which the Director served (during the periods that he or she served).

              The Corporation does not have a policy of requiring its Directors to attend the annual general meeting of Shareholders. The Chair of the Board of Directors is expected to attend and chair all meetings of Shareholders. All six Directors then serving attended the annual meeting held on June 19, 2019.

              The Board of Directors meets as necessary, but no fewer than four times each year: three meetings to review quarterly results and one meeting prior to the issuance of the annual audited financial results of the Corporation. In addition, the Board of Directors generally meets annually to discuss strategy and director education, and meets in December of each year to discuss the budget for the following year. It holds additional meetings if required. The committees of the Board of Directors meet as required by their respective charters. During 2019, the Board of Directors met nine times.

Committees of the Board

              The Board of Directors has established four committees:

  •
  the Audit Committee;

  •
  the Compensation Committee;

  •
  the Nominating and Corporate Governance Committee; and

  •
  the Operations and Commercial Oversight Committee.

              The chart below identifies the members and chair of each committee at the end of 2019 and the number of meetings held by each committee:

Name	Audit	Compensation	Nominating and Corporate Governance	Operations and Commercial Oversight

Kevin T. Howell	X	X	C	X

R. Foster Duncan	C, FE	X	X	X

Danielle S. Mottor	X	C	X	X

Gilbert S. Palter	X, FE	X	X	C

James J. Moore, Jr.

Number of Meetings in 2019	4	2	5	4

FE
= "Audit Committee Financial Expert" as the term is defined in the rules of the SEC.

C
= Chair

X
= Committee member

              Audit Committee.    The Audit Committee's primary purposes are, among other things, to: (i) assist the Board of Directors in its oversight and supervision of the integrity of the accounting and financial reporting practices and procedures, the implementation and adequacy of the internal accounting controls and procedures, and the compliance with legal and regulatory requirements in respect of financial disclosure; (ii) assess and monitor the strategic, operating, reporting and compliance risks of the business, including cybersecurity risks;

and (iii) supervise the qualification, independence and performance of independent accountants of the Corporation.

              Compensation Committee.    The Compensation Committee's primary purposes include: (i) discharging the responsibilities of the Board of Directors relating to compensation of the Chief Executive Officer and other officers; (ii) evaluating the Corporation's compensation plans, policies and programs, taking into account factors it deems appropriate from time to time, including those that are of strategic significance to the Corporation, the degree of risk to the Corporation and its business that those plans and policies may imply, and the results of non-binding Shareholder votes with respect to such matters; and (iii) reviewing and discussing with the Corporation's officers the Statement of Executive Compensation, including the Compensation Discussion and Analysis ("CD&A"), to be included in the Corporation's annual information circular and proxy statement and determining whether to recommend to the Board of Directors that the CD&A be included in the information circular and proxy statement. The Compensation Committee may form and delegate its authority to subcommittees consisting of one or more members of the Committee when appropriate. The Compensation Committee did not delegate any of its authority in 2019.

              The Compensation Committee periodically utilizes the services of Pearl Meyer & Partners ("Pearl Meyer"), an independent compensation consultant, to assist it in reviewing its compensation program. In 2019, Pearl Meyer advised the Compensation Committee in relation to the design of the Corporation's incentive plans and preparation of the Corporation's information circular and proxy statement for the 2019 Annual Meeting of Shareholders.

              Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee's primary purposes are, among other things, to: (i) screen and identify individuals who are qualified to become members of the Board of Directors; (ii) recommend to the Board director nominees to be presented for Shareholder approval at the annual meetings of the Shareholders of the Corporation; (iii) recommend to the Board of Directors nominees to fill vacancies on the Board of Directors or as otherwise required outside of the annual meetings of Shareholders of the Corporation; (iv) select, or recommend to the Board of Directors, the Directors to comprise the committees of the Board of Directors; (v) implement a process for examining the size of the Board of Directors and to undertake, where appropriate, a program to establish a Board size that facilitates effective decision-making; (vi) establish procedures for the nomination of Directors and executive officers of the Corporation generally; (vii) establish and administer an annual assessment process relating to the performance of the Board of Directors as a whole, the committees of the Board of Directors and individual Directors; (viii) review with the Board of Directors from time to time the appropriate skills and characteristics required of Directors in the context of the current make-up of the Board of Directors, including issues of diversity, age, and skills relating to the Corporation's businesses and professional background; (ix) recommend to the Board of Directors procedures for the conduct of Board meetings and the proper discharge of the Board of Directors' mandate as set out in the mandate of the Board of Directors; (x) monitor the relationship between the officers and the Board of Directors with a view to ensuring that the Board of Directors is able to function independently of officers; (xi) develop the Corporation's approach to governance, including the development of a set of governance principles and guidelines that are specifically applicable to the Corporation; (xii) perform a leadership role in shaping the Corporation's corporate governance practices and provide oversight with respect to its corporate governance conduct; and (xiii) perform such other functions as the Board of Directors may from time to time request.

              In identifying, evaluating, and recommending suitable Director candidates, the Nominating and Corporate Governance Committee may take into account a number of factors, such as the appropriate skills and characteristics required of Directors in the context of the current make-up of the Board of Directors, including diversity, skills relating to the Corporation's businesses and professional background and existing commitments to outside boards. Pursuant to its charter, the Nominating and Corporate Governance Committee, in considering the extent to which the membership of a candidate on the Board of Directors would promote diversity among the Directors, may take into account various factors and perspectives, including differences of viewpoint, professional experience, education, skill and other individual qualities and attributes as well as race, gender and national origin. The Nominating and Corporate Governance Committee has not formally adopted any specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. The Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of Directors who have competencies, skills and personal qualities required of Board members in light of relevant factors, including: (1) the objective of adding value to the Corporation in light of the opportunities and risks facing the Corporation and the Corporation's proposed strategies; (2) the need to ensure that a majority of the Board of Directors is comprised of individuals who meet the independence requirements of the applicable securities legislation and stock exchanges or other guidelines, including the Corporation's categorical standards for Director independence; and (3) the policies of the Board of Directors with respect to board member tenure, retirement and succession and Board member commitments.

              It is the policy of the Nominating and Corporate Governance Committee to review and consider any director nominees who have been recommended by Shareholders in the same manner as described above. All Shareholder recommendations for director nominees must be submitted to the Corporate Secretary at Atlantic Power Corporation, 3 Allied Drive, Suite 155, Dedham, Massachusetts 02026 in accordance with the procedures of the Advance Notice Policy (discussed under "Advance Notice Policy").

              Operations and Commercial Oversight Committee.    The Operations and Commercial Oversight Committee's primary purposes include: (i) assisting the Board of Directors in discharging its responsibilities with respect to oversight of the Corporation's plant operations, investment decisions in these plants, divestiture of plants, acquisition of additional assets and the capital required to support the plants; (ii) examining the commercial aspects of the plants including power purchase agreements, re-contracting activity and the associated commercial relationships with customers, and (iii) assessing and monitoring the operating risks of the business.

Committee Charters and Corporate Governance Guidelines

              Each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Operations and Commercial Oversight Committee operates pursuant to its respective charter, a copy of which is available on the Corporation's website at www.atlanticpower.com under "ABOUT US—Leadership—Board Committees." A copy of the Corporate Governance Guidelines is available on the Corporation's website at www.atlanticpower.com under "ABOUT US—Corporate Governance Guidelines." Information contained on the Corporation's website or that can be accessed through the Corporation's website is not incorporated into and does not constitute a part of this Information Circular and Proxy Statement. The Corporation has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

Board Leadership Structure

              The Charter of the Board of Directors requires the Chair of the Board of Directors to be an independent director, as it was determined it would be beneficial to have an independent Chair whose sole responsibility is leading the Board of Directors, leaving the Chief Executive Officer's main focus on the Corporation's business goals and promoting both short-term and long-term growth.

              The Chair is expected to attend and chair meetings of the Board of Directors and Shareholders. The Chair ensures that the Board of Directors carries out its responsibilities effectively and the Board of Directors understands the boundaries between Board of Directors and management responsibilities. The Chair is also responsible for providing direction with respect to the dates and frequency of Board of Directors meetings and related committee meetings. The Chair liaises with the Chief Executive Officer to prepare Board of Directors meeting agendas.

              Directors who qualify as "non-management" within the meaning of the NYSE rules meet on a regular basis in executive sessions without management participation and, at least once per year, an executive session is held with only independent directors present. The executive sessions are chaired by the Chair of the Board of Directors. In addition, the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Operations and Commercial Oversight Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.

Board Mandate

              The mandate of the Board is set out in the Charter of the Board of Directors, included as Schedule "A" to this Information Circular and Proxy Statement.

Position Descriptions

              Position descriptions for the Chair of the Board of Directors, the Chair of the Audit Committee, the Chair of the Compensation Committee, the Chair of the Nominating and Corporate Governance Committee, the Chair of the Operations and Commercial Oversight Committee and the Chief Executive Officer of the Corporation have been developed by the Corporation and are available on the Corporation's website.

Orientation and Continuing Education

              The Corporation, working with the Directors, will provide orientation opportunities for new Directors to familiarize them with the role of the Board of Directors, its committees, and its Directors, as well as the Corporation and its business. All new Directors will participate in an orientation program soon after the date on which a new Director first joins the Board of Directors. Each Director has visited power projects of the Corporation to obtain an understanding of the operations of the Corporation. In addition to operational orientation, management has scheduled periodic presentations for the Board of Directors to ensure they are aware of major business trends and industry practices as and when required.

Ethical Business Conduct

              The Board of Directors has adopted a written code of business conduct and ethics for the Corporation (the "Corporate Code"), which sets out basic principles to guide all Directors,

officers and employees of the Corporation and its subsidiaries, and a written code of business conduct and ethics for the Chief Executive Officer and senior financial officers (the "Officer Code" and, together with the Corporate Code, the "Codes"), which sets out basic principles to guide the Chief Executive Officer and the senior financial officers of the Corporation.

              The issues the Corporate Code addresses include, among other things, the following:

  (a)
  compliance with laws, rules and regulations;

  (b)
  conflicts of interest;

  (c)
  confidentiality;

  (d)
  corporate opportunities;

  (e)
  protection and proper use of Atlantic Power Entity (as defined in the Corporate Code) assets;

  (f)
  competition and fair dealing;

  (g)
  gifts and entertainment; and

  (h)
  reporting of any illegal or unethical behavior.

              The issues the Officer Code addresses include, among other things, the following:

  (i)
  conflicts of interest;

  (j)
  full, fair, accurate, timely and understandable disclosure in reports and documents;

  (k)
  compliance with laws, rules and accounting standards;

  (l)
  reporting of violations of law or the Officer Code;

  (m)
  confidentiality;

  (n)
  sharing and maintenance of knowledge and skills; and

  (o)
  promotion of ethical behavior.

              To ensure the Directors exercise independent judgment in considering transactions, agreements or decisions in respect of which a Director or officer has declared a material personal interest (in accordance with relevant corporate law requirements), the Board of Directors follows a practice whereby any such individual must not cast a vote on any such matter.

              The senior officers of the Corporation and the Chair of the Audit Committee are responsible for monitoring compliance with the Corporate Code and the Officer Code, respectively, and are required to report to the Board of Directors or the Audit Committee, respectively, on any issues that have arisen under the applicable Code. Any waivers from the requirements in the Codes that are to be granted for the benefit of the Directors, managers or executive officers of the Corporation are to be granted by the Directors only (or a committee of the Board of Directors to whom that authority has been delegated) and will be promptly disclosed as required by law or stock exchange regulation.

              At least annually, the Board of Directors reviews the adequacy of the Codes.

              The Codes are available on the Corporation's website at www.atlanticpower.com under "ABOUT US—Codes of Conduct" and under the Corporation's profile on the System of Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. Information contained on the Corporation's website or that can be accessed through the Corporation's website is not incorporated into and does not constitute a part of this Information Circular and Proxy Statement. The Corporation has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

Whistleblower Policy

              The Corporation's Whistleblower Policy is administered by the Chair of the Audit Committee. Any person may confidentially report complaints or concerns directly to the Chair of the Audit Committee. Confidentiality of complaints or concerns received by the Chair of the Audit Committee will be maintained to the fullest extent possible, consistent with the need to conduct an appropriate review.

Risk Oversight

              The Audit Committee receives and discusses a risk assessment update each quarter which is reviewed and discussed with management prior to the Audit Committee's recommendation to the Board of Directors to approve quarterly and annual financial disclosures. In addition, the Operations and Commercial Oversight Committee receives periodic operations reports about each of the Corporation's projects. The risk assessment update and operations reports are also made available to the Board of Directors in order to provide the opportunity for all Directors to ask management about any potential issues identified.

Assessments

              The charter of the Nominating and Corporate Governance Committee includes establishing and administering an annual assessment process relating to the performance of the Board of Directors as a whole, each committee of the Board of Directors and individual Directors, including the size and composition of the Board of Directors. The Audit, Compensation and Operations and Commercial Oversight Committees also administer annual assessments to analyze the performance and effectiveness of each of those committees.

Director Term Limits

              The Board of Directors relies on thorough Director assessment procedures for evaluating its members (including their independence), and uses rigorous identification and selection processes for new directors, having regard to a variety of factors. In addition, to be identified as independent, a Director must be determined to be independent both in character and in judgment and free from any relationships or circumstances which are likely to affect, or could appear to affect, their judgment. Particular scrutiny is applied in assessing the continued independence of Directors having served more than nine years, with attention to ensuring that their tenure has not in any way eroded their independence and that their allegiance remains clearly with Shareholders.

              In April 2020, the Board of Directors resolved that the Board may not nominate any non-management director for re-election to the Board if that director has completed 10 years of service as an independent member of the Board on or prior to the date of election to which such nomination relates. The application of this term-limit restriction goes into effect on June 30, 2020. The Board believes that this restriction will contribute to Board stability and vitality.

Representation of Women on the Board and in Executive Officer Positions

              The Corporation supports the principle of diversity in its leadership, of which gender is an important aspect, but has not formally adopted a policy or targets regarding the representation of women on the Board of Directors or among its senior management, as it does not believe that quotas or strict rules necessarily result in the identification or selection of the best candidates. Although the Corporation does not have a formal policy or targets, the Corporation does consider the level of representation of women on the Board and in executive officer positions when identifying and nominating director candidates and when making executive officer appointments, as applicable. It is contemplated that the Nominating and Corporate Governance Committee will review the composition and diversity of the Board, including the process of identifying women candidates as potential nominees for Board positions, to ensure that women candidates are being fairly considered relative to other candidates. Similarly, with respect to executive officer positions, the composition and diversity of executive officer positions will be reviewed to ensure that women with the appropriate skills, knowledge, experience and character are being fairly considered as opportunities become available. The Corporation's identification and selection process for director nominees and executive officer appointments also takes into consideration a variety of other factors, including differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes, including race and national origin, as well as the requirements of the Board of Directors and senior management at the time.

              There is presently one woman on the Board of Directors, representing 20% of the directors of the Corporation.

              As of the date hereof, none of the Corporation's five executive officers are women, representing 0% of the executive officers of the Corporation.

Communications with the Board of Directors

              Shareholders and other interested parties who wish to communicate with the Chair of the Board of Directors or independent Directors as a group, may do so by writing to them at Name(s) of Director(s)/Independent Directors of Atlantic Power Corporation, c/o Corporate Secretary, Atlantic Power Corporation, 3 Allied Drive, Suite 155, Dedham, Massachusetts 02026.

MATTER 1: ELECTION OF DIRECTORS

              The number of Directors to be elected at the Meeting is five. The persons named in the accompanying Form of Proxy will vote such proxy in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying Form of Proxy is executed and returned (and not revoked) prior to the Meeting, the Common Shares represented by the Form of Proxy will be voted for the election, as Directors, of the proposed nominees whose names are set out below. If a Director is unable to stand for election, the persons named in the enclosed Form of Proxy reserve the right to vote for another nominee at their discretion. Each nominee elected as a Director will hold office until the next annual meeting of the Shareholders or until his or her successor is elected or appointed.

Majority Voting Policy

              The Board of Directors has adopted a majority voting policy. Under this policy, a Director in an uncontested election who receives more votes withheld than cast in favour of his or her election will be required promptly to tender his or her resignation to the Chair of the Board of Directors following the applicable meeting of the Corporation's Shareholders. The resignation will be effective when accepted by the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will consider whether or not to accept the offer of resignation and will recommend to the Board of Directors whether or not to accept the resignation. A Director who tenders his or her resignation pursuant to the majority voting policy is not permitted to participate in any meeting of the Board of Directors and/or Nominating and Corporate Governance Committee at which his or her resignation is to be considered. With the exception of special circumstances that would warrant the continued service of the applicable Director on the Board of Directors, the Nominating and Corporate Governance Committee expects that resignations will be recommended for acceptance and accepted by the Board of Directors. Within 90 days following the applicable meeting of the Shareholders, the Board of Directors will make a decision on the Nominating and Corporate Governance Committee's recommendation. The Board of Directors will promptly announce its decision (including, if applicable, the reasons for not accepting any resignation) via press release in accordance with applicable securities laws, rules and regulations.

Advance Notice Policy

              The Corporation has adopted an advance notice policy (the "Advance Notice Policy"), which requires advance notice to the Corporation in circumstances where nominations of persons for election to the Board of Directors are made by Shareholders other than pursuant to: (i) a proposal made in accordance with the Business Corporations Act (British Columbia) ("BCBCA"); or (ii) a requisition of the Shareholders made in accordance with the BCBCA. Among other things, the Advance Notice Policy fixes a deadline by which Shareholders must submit director nominations to the corporate secretary of the Corporation prior to any annual or special meeting of Shareholders and sets forth the specific information that a Shareholder must include in such notice for an effective nomination to occur. Pursuant to the Advance Notice Policy, no person will be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of the Advance Notice Policy.

              Pursuant to the Advance Notice Policy, in the case of an annual meeting of Shareholders, notice to the Corporation must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made by the Corporation, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a special meeting of Shareholders (which is not also an annual meeting), notice to the Corporation must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

Information Regarding Director Nominees

              The following table sets forth the names of, and certain information for, the individuals proposed to be nominated for election as Directors. The five nominees all currently serve on the Board of Directors. Biographies for each nominee, which include a summary of each nominee's age, positions with the Corporation, principal occupation and employment within the five preceding years, are set out below.

Name and Province/State of Residence	Age	Position	Principal Occupation	Date Appointed as a Director
KEVIN T. HOWELL(1)(2) Texas, U.S.A.	62	Director; Chairman of the Board	Corporate Director	December 23, 2014
R. FOSTER DUNCAN(1)(3) Louisiana, U.S.A.	66	Director	Operating Partner, Bernhard Capital Partners and Senior Advisor, EHS Partners	June 29, 2010
DANIELLE S. MOTTOR(4) Massachusetts, U.S.A.	53	Director	Senior Vice President, Concentric Energy Advisors	January 23, 2019
GILBERT S. PALTER(5) Ontario, Canada	54	Director	Managing Partner and Chief Investment Officer, EdgeStone Capital Partners	June 23, 2015
JAMES J. MOORE, JR. Massachusetts, U.S.A.	62	Director, President and Chief Executive Officer	President and Chief Executive Officer of the Corporation	January 26, 2015

(1)
The Board of Directors has determined that each of Messrs. Howell, Duncan and Palter and Ms. Mottor is an independent Director. Each independent Director is also a member of each of the committees of the Board of Directors (Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Operations and Commercial Oversight Committee).

(2)
Chair of the Nominating and Corporate Governance Committee.

(3)
Chair of the Audit Committee.

(4)
Chair of the Compensation Committee.

(5)
Chair of the Operations and Commercial Oversight Committee.

Nominees for Director

              Kevin T. Howell:    Mr. Howell has been a Director of the Corporation since December 2014 and Chairman of the Board since January 2019. He is a retired executive with more than 35 years of industry experience and is an accomplished power and natural gas executive with extensive commercial leadership at the executive levels of affiliates of Duke Energy, Dominion Resources, NRG Energy Inc. ("NRG Energy") and Dynegy Inc. ("Dynegy"). Mr. Howell served as Executive Vice President and Regional President of Texas of NRG Energy, a large energy company that owns and operates a diverse portfolio of power-generating facilities, primarily in the United States, from March 2008 until his retirement in August 2010. In July 2011, he joined Dynegy as Executive Vice President and Chief Operating Officer, where he ran commercial and plant operations as well as environmental health and safety. In November 2011, when Mr. Howell was acting in this capacity, two Dynegy subsidiaries filed for bankruptcy protection. In 2011 and 2012, Mr. Howell was involved in significant restructuring activities at Dynegy, and was named as a defendant in a shareholder class action lawsuit in connection with that restructuring process. He was also named as a defendant in three other matters brought by other participants in the restructuring, which reached settlement in June 2012. Mr. Howell retired from Dynegy in January 2013 after a successful restructuring that brought the company out of bankruptcy with a relisting on the NYSE. In April 2014, the shareholder class action lawsuit in which Mr. Howell was a named defendant was dismissed with prejudice. Mr. Howell previously served as the Chairman of the Board of Directors of Illinois Power Generating Company, an affiliate of Dynegy. Mr. Howell previously served as a director on the boards of Entrust Energy, a privately-held energy retailer, and Nanosolar Inc., a thin film solar manufacturer. From April 2017 through December 2019, Mr. Howell served as a director on the board of Homer City Holdings, LLC and was Chair of that board's Risk Oversight Committee and a member of that board's Audit Committee. In April 2018, Mr. Howell joined the board and began serving as Chair of the Risk Oversight Committee of TexGen Power LLC, a privately held fleet of gas power plants located in Texas, following its emergence from bankruptcy proceedings initiated by its previous owner, Exelon (when it was known as ExGen Texas Power LLC). In February 2020, Mr. Howell joined the board of Energy Harbor Corp., where he serves on the Audit Committee, Nominations and Governance Committee and Nuclear Oversight Committee. Energy Harbor Corp. is a public independent power producer and retail energy provider that resulted from the emergence of FirstEnergy Solutions from bankruptcy in February 2020. Mr. Howell's extensive experience in commercial and plant operations management, as well as his expertise in the electric power sector, make him a valued advisor and highly qualified to serve as Chairman of our Board of Directors and as Chair of our Nominating and Corporate Governance Committee.

              R. Foster Duncan:    Mr. Duncan has been a Director of the Corporation since June 2010. He has more than 30 years of senior corporate, investment banking, and private equity experience. Mr. Duncan is an Operating Partner of Bernhard Capital Partners, an energy services and infrastructure focused private equity firm that targets businesses providing critical services to the energy sector, throughout the midstream, downstream and power verticals, and serves as a Senior Advisor to EHS Partners in New York, a management consulting firm focused on improving operational effectiveness, earnings, and growth. Previously, Mr. Duncan was a Member of MFB Energy Partners, LLC and was a Managing Director at Advantage Capital Partners with senior management responsibility for the firm's energy portfolio and energy initiatives. From 2005 through 2009, Mr. Duncan was managing member of KD Capital L.L.C., an affiliate of Kohlberg Kravis Roberts & Co. ("KKR") which he and KKR formed. Mr. Duncan was located in KKR's offices and worked exclusively with KKR and its portfolio companies in connection with creating value and investing in the energy, utility, natural resources, and infrastructure sectors. Previously, Mr. Duncan was Executive Vice President and Chief Financial

Officer of Cinergy Corp., Chairman of Cinergy's Investment Committee and Chief Executive Officer and President of Cinergy's Commercial Business Unit. Mr. Duncan is active with the Edison Electric Institute, including as a past member of the Wall Street Advisory Group and a past Chairman of the Finance Executive Advisory Committee. He has also held senior management positions at LG&E Energy Corp., Freeport-McMoRan Copper & Gold and Howard Weil, a premier energy investment banking boutique. From 2009 to 2014, Mr. Duncan served as a director of Xtreme Power, LLC, a small, privately held company, which filed for Chapter 11 bankruptcy protection in 2013 and was sold to Younicos AG in April 2014. From February 2006 to 2013, Mr. Duncan also served as a director of Essential Power, LLC, a portfolio company of Industry Funds Management (US), LLC. Mr. Duncan served on the Advisory Council of Greentech Capital Advisors in New York from January 2013 to December 2018 and served as Chair of the Board of Directors of Charah, Inc. in Louisville, Kentucky from March 2017 to March 2018. Since March 2020, Mr. Duncan has served on the board of Atlas Technical Consultants, Inc. and as Chairman of that board's Audit Committee. Atlas Technical Consultants is a public company that provides professional testing, inspection, engineering, program management and consulting services. Mr. Duncan is active in a number of civic organizations, including serving on the Board of Directors of the Eye, Ear, Nose and Throat Hospital Foundation in New Orleans, the Nature Conservancy of Louisiana, the Greater New Orleans Foundation, the New Orleans Museum of Art and the National Advisory Board of the University of Virginia Jefferson Scholars Program. He graduated with Distinction from the University of Virginia and later received his Masters of Business Administration degree from the A. B. Freeman Graduate School of Business at Tulane University. Mr. Duncan's extensive experience in energy services, as well as his extensive financial background, make him highly qualified to serve on our Board of Directors and as Chair of the Audit Committee.

              Danielle S. Mottor:    Ms. Mottor has been a director of the Corporation since January 2019. She has nearly 30 years of experience in the wholesale and retail electricity markets, power generation, and energy consulting fields. Ms. Mottor is presently a Senior Vice President of Concentric Energy Advisors ("Concentric"), a consulting firm focused on the North American energy industry. Her tenure at Concentric dates from 2005. Prior to joining Concentric, she was a Principal Analyst at ISO New England. Before joining ISO New England, she worked as an advisor to Concentric. She also held management roles at Navigant Consulting and XENERGY, Inc. Earlier in her career, she was a production engineer at New England Power Company. Ms. Mottor earned a Master of Business Administration magna cum laude from Bentley College and a Bachelor of Science in Mechanical Engineering from the University of Massachusetts at Amherst. She holds an Engineer-in-Training (EIT) Certification and is a member of the Massachusetts Restructuring Roundtable. Ms. Mottor's extensive background in power markets and energy consulting make her a valued advisor and highly qualified to serve on our Board of Directors.

              Gilbert S. Palter:    Mr. Palter has been a Director of the Corporation since June 2015. He co-founded EdgeStone Capital Partners in 1999, has served as its Chief Investment Officer & Managing Partner since 1999, and has grown EdgeStone to be one of Canada's leading independent private capital managers, with in excess of $2 billion of capital commitments for its private equity, mezzanine debt, and venture capital funds. Mr. Palter attended Harvard Business School on a Frank Knox Memorial Fellowship, where he graduated as a Baker Scholar and winner of the John L. Loeb Fellowship in Finance, and he was the Gold Medalist in his graduating class at the University of Toronto, where he attended on the J.W. Billes Scholarship, earning a Bachelor of Science degree in computer science and economics. He was a 2003 recipient of "Canada's Top 40 Under 40" award, and was a recipient of the Ernst & Young Entrepreneur Of The Year® Award 2006. Mr. Palter has served as Chairman and as director on more than 25 public and private company boards, and is actively involved in a variety of community and philanthropic organizations. Mr. Palter's extensive financial experience, as well as his presence on numerous company Boards, make him a valued advisor and highly qualified to serve as a member of our Board of Directors.

              James J. Moore, Jr.:    Mr. Moore has been our President and Chief Executive Officer and a Director of the Corporation since January 2015. Mr. Moore has more than 30 years of experience in the energy industry, including building two other independent power businesses and serving as Chief Executive Officer at both. Prior to joining the Corporation, he was the Chairman of Energy and Power at Diamond Castle Holdings LLC ("DCH"), a $1.8 billion private equity firm in New York City, where he served as a director on the board of a solar portfolio company and as Chairman of the Board of a directional drilling services portfolio company. Prior to joining DCH in 2008, he served as President and Chief Executive Officer of Catamount Energy Corporation ("Catamount"). After joining Catamount in 2001, Mr. Moore's new strategy helped transform a small Vermont energy company into a wind-focused growth company, leading to the sale of the company to DCH in 2005 and later to Duke Energy in 2008. Prior to his tenure at Catamount, he served as Chief Executive Officer of American National Power from 1994 to 2001. Mr. Moore previously served on the boards of Comverge, Inc. in 2012, Green Mountain College from 2008 to 2011 and International Power PLC from 2000 to 2001. He earned a Bachelor of Arts degree from the College of the Holy Cross and a Juris Doctor degree from the University of Houston. Mr. Moore's extensive experience in the energy industry, as well as his in-depth knowledge of the Corporation through his position as President and Chief Executive Officer, make him highly qualified to serve as a member of our Board of Directors.

The Board of Directors recommends a vote FOR each of the five nominees discussed above and listed on the Form of Proxy.

INFORMATION CONCERNING DIRECTOR COMPENSATION

Compensation of Directors

Director Fees

              Each independent Director is entitled to receive an annual retainer of $120,000, of which 50% is paid in cash and 50% is granted in deferred share units ("DSUs"), with the goal of aligning Director compensation with the long-term interests of Shareholders via mandatory share holdings. Directors may elect to receive all or a portion or their cash retainer in DSUs. Directors who serve in a leadership role receive an additional annual fee, as follows:

  •
  Chair of the Board of Directors—$35,000

  •
  Chair of the Audit Committee—$15,000

  •
  Chair of the Compensation Committee—$10,000

  •
  Chair of the Nominating and Corporate Governance Committee—$10,000

  •
  Chair of the Operations and Commercial Oversight Committee—$10,000

              These additional fees are also paid 50% in cash and 50% in DSUs. Retainers and fees are pro-rated for partial years of service on the Board of Directors or as a Committee Chair. Directors are reimbursed for out-of-pocket expenses for attending meetings but do not receive a per-meeting fee. Directors also participate in insurance and indemnification arrangements. Directors who are also executive officers of the Corporation are not entitled to any compensation for their services as a Director.

              Certain Directors also serve on the board of Atlantic Power Preferred Equity Ltd., a wholly-owned subsidiary of Atlantic Power Corporation, for which they receive an annual cash retainer of $10,000.

Deferred Share Unit Plan

              On April 24, 2007, the Board of Directors established a Deferred Share Unit Plan ("DSU Plan") for Directors. Under the DSU Plan, each non-management Director is entitled to elect to have a portion of the fees paid to him or her by the Corporation for his or her services as Directors contributed to the DSU Plan. All fees contributed to the DSU Plan are credited to such Director in the form of DSUs with the number of DSUs calculated based on the current market price of the Corporation's Common Shares at the time of contribution. For as long as the participant continues to serve on the Board of Directors, dividends, if any are declared, accrue on the DSUs consistent with amounts declared by the Board of Directors on the Corporation's Common Shares and additional DSUs representing the dividends are credited to the Director's account. DSUs credited to the participant's DSU account are redeemed only when a participant ceases to serve on the Board of Directors for any reason. DSUs are redeemed in cash no later than the first anniversary of the participant's termination as a Director (unless a participant elects another time no later than the end of the calendar year following the year of termination), or, in the case of participants subject to United States income tax, as soon as practicable following the participant's termination. Under the DSU Plan, the Corporation also has the discretion to provide for the redemption or substitution of DSUs upon a reorganization of the Corporation.

2019 Director Compensation

              The following table describes Director compensation for non-management Directors for the year ended December 31, 2019.

Name	Fees earned or paid in cash (US$)	Stock Awards (US$)(1)(2)	Total compensation (US$)
Irving R. Gerstein(3)(4)	43,455	38,757	82,212
R. Foster Duncan(4)	77,500	67,500	145,000
Kevin T. Howell	74,279	74,279	148,558
Danielle S. Mottor(5)	0	117,969	117,969
Gilbert S. Palter(4)	69,212	65,000	134,212

(1)
Reflects the grant date fair value of DSUs awarded in 2019 determined in accordance with FASB ASC Topic 718, Compensation-Stock Compensation.

(2)
As of December 31, 2019, directors held the following DSUs: 82,395 for Irving R. Gerstein, 207,066 for R. Foster Duncan, 139,425 for Kevin T. Howell, 49,021 for Danielle S. Mottor and 121,351 for Gilbert S. Palter.

(3)
Mr. Gerstein did not stand for re-election to the Board of Directors. His term ended effective June 19, 2019. The compensation paid was pro-rated through that date.

(4)
Includes fees paid in cash to the Director for service as a director on the board of Atlantic Power Preferred Equity Ltd., as follows: $4,698 for Irving R. Gerstein (pro-rated amount), $10,000 for R. Foster Duncan and $4,212 for Gilbert S. Palter (pro-rated amount).

(5)
Ms. Mottor joined the Board of Directors effective January 23, 2019. The compensation for 2019 was pro-rated from that date.

Share Ownership Policy

              On April 1, 2013, the Board of Directors adopted the Director and Executive Officer Share Ownership Policy in order to further align the interests of the Directors with the long-term interests of the Shareholders. The Policy provides that all independent Directors are required to acquire (and thereafter maintain ownership of) a number of Common Shares (which will include notional shares under the DSU Plan described below) with a fair market value equal to a minimum of three times their annual base cash retainer within a period of three years of their respective appointment.

              On April 10, 2017, the Board of Directors modified the Director and Executive Officer Share Ownership Policy to increase the ownership requirement for independent Directors from a minimum of three times their annual base cash retainer of $60,000 to a minimum of three times their annual total retainer of $120,000. The Directors will have three years from the modification date of the Policy, or until April 10, 2020, to be in compliance. As of December 31, 2019, all independent Directors other than Ms. Mottor were in compliance with the Policy as calculated with three times their annual total retainer of $120,000. Ms. Mottor, who joined the Board in January 2019, will have three years from the date she joined the Board, or until January 2022, to be in compliance with the Policy.

              For purposes of the Policy, share ownership includes any shares owned, directly or indirectly, by a Director or his or her immediate family members or held by such person or his or her immediate family members as part of a tax or estate plan, and DSUs issued under the DSU

Plan (described above). In the event of a decline in the price of the Corporation's Common Shares by 25% or more in any year such that the value of a Director's Common Shares falls below the requirements of the Policy set out above, the Director will have a period of one year to acquire additional Common Shares to comply with the Policy. If the Policy is not met within the required time frame, the Director will be required to elect at the earliest possible time in accordance with the provisions of the DSU Plan to have 100% of the fees paid to him or her by the Corporation for his or her services as a Director contributed to the DSU Plan until the Policy is met.

              For purposes of determining compliance with the Policy, the value of a share means an assumed per share value based on the average of the closing prices of a Common Share on the NYSE on the last trading day of each of the previous four fiscal quarters. As of the market close December 31, 2019, for the previous four quarters then ended, the per share value was $2.40.

Compensation Committee Interlocks and Insider Participation

              During 2019, Messrs. Duncan, Gerstein, Howell and Palter and Ms. Mottor served as members of the Compensation Committee of the Board of Directors. Mr. Gerstein's term as a director ended in June 2019. Mr. Howell was Chair of the Compensation Committee until June 2019, when Ms. Mottor became Chair of the Compensation Committee.

              During 2019, none of the executive officers of the Corporation has served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee; (ii) a director of another entity, one of whose executive officers served on the Board of Directors; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

              The following table sets forth the names, ages and positions of the executive officers of the Corporation other than Mr. Moore, who is a Director of the Corporation.

Name	Age	Position	Date Appointed as Officer
Terrence Ronan	60	Executive Vice President—Chief Financial Officer and Principal Financial and Accounting Officer	August 20, 2012
Joseph E. Cofelice	62	Executive Vice President—Commercial Development	September 16, 2015
Jeffrey S. Levy	52	Senior Vice President—General Counsel and Corporate Secretary	November 7, 2017
James P. D'Angelo	49	Senior Vice President—Chief Administrative Officer	November 7, 2017

              Terrence Ronan:    Mr. Ronan joined Atlantic Power in August 2012 as Executive Vice President—Chief Financial Officer. He is the Corporation's Principal Financial and Accounting Officer and has primary responsibility for all finance-related functions, as well as a central role in the development and execution of the Corporation's operational and strategic initiatives. Mr. Ronan is a financial professional with more than 25 years of management and capital-raising experience. From April 2011 through August 2012, Mr. Ronan served as Managing Director—Finance and Assistant Treasurer at Plains All American Pipeline, L.P., a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products, liquefied petroleum gas (LPG) and other natural gas related products. Prior to that, Mr. Ronan served as President and Chief Executive Officer of SemGroup, L.P. ("SemGroup"), where he oversaw the operations of the privately held partnership engaged in the transportation, storage, terminalling and marketing of crude oil, LPG and natural gas. Appointed on the eve of SemGroup's bankruptcy filing in the United States and Canada in 2008, he led the company through its reorganization until it emerged from bankruptcy in November 2009. From 2006 through March 2008, Mr. Ronan served as Managing Director at Merrill Lynch Capital, where he co-founded the start-up Energy Finance practice, in which he was responsible for origination activities in the midstream and Exploration and Production ("E&P") sectors. Mr. Ronan also spent 14 years at Bank of America and predecessors Fleet Boston and BankBoston, culminating in his role as Managing Director where he focused on financing industry-leading E&P, midstream and refining and marketing companies. Mr. Ronan graduated with a Bachelor of Science degree from Bates College and later received a Masters of Business Administration degree from the University of Michigan Ross School of Business. He also served in the U.S. Navy from 1981 to 2007, active and reserve components, retiring after 26 years with the rank of Captain.

              Joseph E. Cofelice:    Mr. Cofelice joined Atlantic Power as Executive Vice President—Commercial Development in September 2015 from General Compression, Inc., a compressed air energy storage technology company, where he had been Chief Executive Officer and served as a member of its Board of Directors since December 2012. From 2010 to April 2013, Mr. Cofelice served as Chief Executive Officer and a member of the Board of Westerly Wind LLC, a provider of project development capital to the wind industry. Mr. Cofelice served as the Chairman of the Board of Westerly Wind LLC from April 2013 through September 2015. From December 2012 to April 2013, Mr. Cofelice served as Chief Executive Officer of both General

Compression, Inc. and Westerly Wind LLC concurrently. Both General Compression and Westerly Wind were part of US Renewables Group's portfolio of investments. From 2002 to 2008, Mr. Cofelice was the President of Catamount Energy Corporation. Prior to his tenure at Catamount, he served in a number of management roles at American National Power from 1987 to 2002, including serving as Chief Executive Officer. Mr. Cofelice has more than 30 years of experience in the energy industry. Mr. Cofelice graduated with a Bachelor of Science degree in Business Administration from Northeastern University.

              Jeffrey S. Levy:    Mr. Levy joined Atlantic Power in March 2012. He is currently Senior Vice President—General Counsel and Corporate Secretary, with responsibility for managing all of the Corporation's legal affairs. Prior to joining Atlantic Power, Mr. Levy was Legal Vice President at First Wind, LLC from 2008 to 2012, serving as lead attorney for all project development, construction and financings as well as acquisitions and joint ventures. From 2005 to 2008, Mr. Levy served as in-house counsel at Ameresco, Inc. Before working as in-house counsel, Mr. Levy was an attorney at major law firms in Boston, where he focused on mergers and acquisitions, debt and equity financings, and corporate matters. Mr. Levy earned a Bachelor of Science degree from Worcester Polytechnic Institute and a Juris Doctor degree from Suffolk University Law School. Mr. Levy is also a registered professional civil engineer.

              James P. D'Angelo:    Mr. D'Angelo is Chief Administrative Officer of Atlantic Power, with responsibility for key corporate functions including Human Resources, Information Technology, Environmental, Health and Safety, Corporate Insurance, and Facilities. Prior to joining Atlantic Power in September 2012, Mr. D'Angelo spent more than 20 years in the energy industry, holding positions of increasing responsibility. These positions include Vice President of Human Resources for FloDesign Wind Turbine, GreatPoint Energy and Trigen. Prior to that, Mr. D'Angelo was the Director, Human Resources at Calpine with responsibility for all Human Resource related functions for more than 80 plant locations and 3,000 employees. Mr. D'Angelo holds a Bachelor of Arts degree in Political Science from Bridgewater State College and a Masters of Business Administration degree from Suffolk University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

              The following table sets forth information regarding the beneficial ownership of Common Shares of the Corporation according to the most recent filings available as of April 28, 2020 (determined pursuant to Rule 13d-3 under the Exchange Act) with respect to:

  •
  each person (including any "group" of persons as that term is used in Section 13(d)(3) of the Exchange Act) who is known to the Corporation to be the beneficial owner of more than 5% of the outstanding Common Shares;

  •
  each of the Directors of the Corporation;

  •
  each of the named executive officers of the Corporation; and

  •
  all of the Directors and the current executive officers of the Corporation as a group.

              Unless otherwise indicated in the footnotes to the following table, the address of each beneficial owner listed in the following table is c/o Atlantic Power Corporation, 3 Allied Drive, Suite 155, Dedham, Massachusetts 02026.

              Except as otherwise indicated in the footnotes to the following table, the Corporation believes, based on the information provided to it, that the persons named in the following table have sole voting and investment power with respect to the shares they beneficially own, subject to applicable community property laws.

Name of beneficial owner	Number of Common Shares beneficially owned	Percentage of Common Shares beneficially owned(1)	Deferred Share Units owned(2)
Morgan Stanley(3)	9,032,270	8.6%	—
Mangrove Partners(4)	7,795,489	7.4%	—
Neuberger Berman Group LLC(5)	7,359,653	7.0%	—
BlackRock, Inc.(6)	6,359,172	6.0%	—
JPMorgan Chase & Co.(7)	5,733,896	5.4%	—
Directors and named executive officers
Kevin T. Howell	192,200	*	149,446
R. Foster Duncan	15,105	*	215,265
Danielle S. Mottor	—	—	64,811
Gilbert S. Palter(8)	625,000	*	129,246
James J. Moore, Jr.(9)	1,076,726	1.0%	—
Terrence Ronan(9)	546,152	*	—
Joseph E. Cofelice(9)	866,780	*	—
Jeffrey S. Levy(9)	209,701	*	—
Philip D. Rorabaugh(9)(10)	83,148	*	—
All Directors and current executive officers as a group (nine persons)(11)	3,630,595	3.4%	558,768

*
Less than 1%

(1)
The applicable percentage ownership is based on 105,502,338 Common Shares issued and outstanding as of April 28, 2020.

(2)
DSUs owned by Directors are excluded from the calculation of Common Shares beneficially owned.

(3)
Based on Schedule 13G/A filed on February 13, 2020 (the "Morgan Stanley 13G/A") with the SEC by Morgan Stanley and Morgan Stanley Capital Services LLC. According to the Morgan Stanley 13G/A, Morgan Stanley has beneficial ownership of 9,032,270 Common Shares, shared voting power with respect to 8,861,697 Common Shares and shared power to dispose of or direct disposition of 9,032,270 Common Shares. Morgan Stanley Capital Services LLC has beneficial ownership, shared voting power and shared power to dispose of or direct disposition of 8,165,824 Common Shares. The address of each Morgan Stanley entity is 1585 Broadway, New York, New York 10036.

(4)
Based on Schedule 13D/A filed on March 23, 2020 (the "Mangrove Schedule 13D/A") with the SEC by The Mangrove Partners Master Fund, Ltd. ("Mangrove Master Fund"), The Mangrove Partners Fund, L.P. ("Mangrove Fund"), Mangrove Partners Fund (Cayman), Ltd. ("Mangrove Fund Cayman"), The Mangrove Partners Fund (Cayman Drawdown), L.P. ("Mangrove Fund Cayman Drawdown"), The Mangrove Partners Fund (Cayman Partnership), L.P. ("Mangrove Fund Cayman Partnership"), Mangrove Partners, Mangrove Capital, Mangrove Capital II, Inc., and Nathaniel August (each of the foregoing, collectively, "Mangrove"), with respect to 7,795,489 Common Shares directly owned by Mangrove Master Fund. Mangrove Fund, Mangrove Fund Cayman, Mangrove Fund Cayman Drawdown and Mangrove Fund Cayman Partnership are significant shareholders of Mangrove Master Fund. Mangrove Partners is the investment manager of each of Mangrove Master Fund, Mangrove Fund, Mangrove Fund Cayman, Mangrove Fund Cayman Drawdown and Mangrove Fund Cayman Partnership. Mangrove Capital is the general partner of each of Mangrove Fund Cayman Drawdown and Mangrove Fund Cayman Partnership. Mangrove Capital II is the general partner of Mangrove Fund. Mr. August is the Director of each of Mangrove Partners, Mangrove Capital and Mangrove Capital II, and is the controlling person of each of Mangrove Partners and Mangrove Capital. By virtue of these relationships, each of Mangrove Fund, Mangrove Fund Cayman, Mangrove Fund Cayman Drawdown, Mangrove Fund Cayman Partnership, Mangrove Partners, Mangrove Capital, Mangrove Capital II and Mr. August may be deemed to beneficially own the 7,795,489 Common Shares directly owned by Mangrove Master Fund. According to the Mangrove Schedule 13D/A, (i) Mangrove Master Fund directly owns 7,795,489 Common Shares, (ii) Mangrove Fund beneficially owns 7,795,489 Common Shares, (iii) Mangrove Fund Cayman beneficially owns 7,795,489 Common Shares, (iv) Mangrove Fund Cayman Drawdown beneficially owns 7,795,489 Common Shares, (v) Mangrove Fund Cayman Partnership beneficially owns 7,795,489 Common Shares, (vi) Mangrove Partners beneficially owns 7,795,489 Common Shares, (vii) Mangrove Capital beneficially owns 7,795,489 Common Shares, (viii) Mangrove Capital II beneficially owns 7,795,489 Common Shares, and (ix) Mr. August beneficially owns 7,795,489 Common Shares. Each of the above has shared voting and investment power over Common Shares beneficially owned by it. In addition, according to the Mangrove Schedule 13D/A, Mangrove Master Fund has entered into a series of cash-settled total return swap agreements with Morgan Stanley Capital Services LLC and Barclays Bank PLC that establish economic exposure to an aggregate of 7,792,543 notional shares. The swaps provide Mangrove Master Fund with economic exposure comparable to ownership but do not provide it with the power to vote or direct the voting of or to dispose or direct the disposition of the related shares. The address of Mangrove Fund, Mangrove Partners, Mangrove Capital, Mangrove Capital II and Mr. August is 645 Madison Avenue, 14th Floor, New York, New York 10022. The address of Mangrove Master Fund, Mangrove

  Fund Cayman, Mangrove Fund Cayman Drawdown and Mangrove Fund Cayman Partnership is c/o Maples Corporate Services, Ltd., P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104.

(5)
Based on Schedule 13G/A filed on February 13, 2020 (the "Neuberger Berman 13G/A") with the SEC by Neuberger Berman Group LLC and Neuberger Berman Investment Advisors LLC (collectively, "Neuberger Berman") with respect to beneficial ownership of 7,359,653 Common Shares. According to the Neuberger Berman 13G/A, Neuberger Berman has shared voting power with respect to 5,997,541 Common Shares and shared power to dispose of or to direct disposition of 7,359,653 Common Shares. The address of each Neuberger Berman entity is 1290 Avenue of the Americas, New York, New York 10104.

(6)
Based on Schedule 13G/A filed on February 10, 2020 (the "BlackRock 13G/A") with the SEC by BlackRock Inc. ("BlackRock") with respect to beneficial ownership of 6,359,172 Common Shares, of which (i) BlackRock Advisors, LLC, (ii) BlackRock Investment Management (UK) Limited, (iii) BlackRock Asset Management Canada Limited, (iv) BlackRock Fund Advisors, (v) BlackRock Institutional Trust Company, National Association, (vi) BlackRock Financial Management, Inc., (vii) BlackRock Japan Co., Ltd., and (viii) BlackRock Investment Management, LLC, all of which are wholly-owned subsidiaries of BlackRock, are the beneficial owners of 6,359,172 Common Shares. According to the BlackRock 13G/A, BlackRock has sole voting power with respect to 6,106,069 Common Shares, and sole power to dispose of or to direct disposition of 6,359,172 Common Shares. The address of each BlackRock entity is 55 East 52nd Street, New York, New York 10055.

(7)
Based on Schedule 13G/A filed on January 8, 2020 (the "JPMorgan 13G/A") with the SEC by JPMorgan Chase & Co. ("JPMorgan") with respect to beneficial ownership of 5,733,896 Common Shares. According to the JPMorgan 13G/A, JPMorgan has sole voting power with respect to 5,219,771 Common Shares and sole power to dispose of or to direct disposition of 5,519,196 Common Shares. The address of JPMorgan is 383 Madison Avenue, New York, New York 10179.

(8)
In addition to the Common Shares owned by Mr. Palter as shown in the table, Mr. Palter also owns 2,000 shares of the 7.0% Cumulative Rate Reset Preferred Shares, Series 2 and 15,000 shares of the Cumulative Floating Rate Preferred Shares, Series 3. The preferred shares are issued by Atlantic Power Preferred Equity, Ltd., an indirect wholly-owned subsidiary of Atlantic Power, and are non-voting.

(9)
Common Shares beneficially owned exclude 269,952 unvested notional shares held under the Transition Equity Grant Participation Agreement and 594,119 unvested notional shares granted under the LTIP for James J. Moore, Jr., President and Chief Executive Officer; 316,984 unvested notional shares granted under the LTIP for Terrence Ronan, Executive Vice President—Chief Financial Officer; 316,984 unvested notional shares granted under the LTIP for Joseph E. Cofelice, Executive Vice President—Commercial Development; and 217,927 unvested notional shares granted under the LTIP for Jeffrey S. Levy, Senior Vice President—General Counsel and Corporate Secretary.

(10)
Mr. Rorabaugh's employment with the Corporation terminated effective December 31, 2019.

(11)
The nine persons include the five Directors, the three current named executive officers who are not Directors of the Corporation and James P. D'Angelo, Senior Vice President—Chief Administrative Officer and an executive officer.

MATTER 2: NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

              We have designed our compensation programs to keep management and Shareholders in alignment with respect to long-term goals as well as to attract, retain and focus our team on delivering value to Shareholders as more fully discussed in the Compensation Discussion and Analysis ("CD&A") beginning on page 34 of this Information Circular and Proxy Statement.

              We urge you to read the CD&A, as well as the Summary Compensation Table and related compensation tables and accompanying narrative, which provide detailed information on our compensation philosophy, policies and practices and the compensation of our named executive officers.

              As required by Section 14A of the Exchange Act, the Corporation is seeking an advisory (non-binding) vote on the compensation paid to the Corporation's named executive officers, as disclosed in this Information Circular and Proxy Statement pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion. As previously disclosed by the Corporation, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such advisory vote (following this current advisory vote) will occur at the 2021 annual meeting of Shareholders.

              This vote, commonly known as a Say-on-Pay proposal, gives Shareholders the opportunity to express their views on the compensation of the Corporation's named executive officers. This vote is not intended to address any specific item of compensation, but the overall compensation of the named executive officers and the principles, policies and practices described in this Information Circular and Proxy Statement. As this is an advisory vote, the result will not be binding on the Corporation, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions of Shareholders and intend to take into account the results of the vote when considering future compensation decisions for the named executive officers.

Vote Required

              Approval of the resolution approving, on a non-binding advisory basis, the compensation of the Corporation's named executive officers requires the affirmative vote of a majority of the votes cast at the Meeting. The persons named in the accompanying Form of Proxy will vote such proxy in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying Form of Proxy is executed and returned (and not revoked) prior to the Meeting, the Common Shares represented by the Form of Proxy will be voted in favour of a resolution to approve, on a non-binding advisory basis, the compensation of the Corporation's named executive officers. The Board of Directors recommends that Shareholders vote in favour of the following resolution:

              RESOLVED, that the Corporation's Shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Corporation's Information Circular and Proxy Statement for the 2020 Annual and Special Meeting of Shareholders pursuant to the executive compensation disclosure rules of the SEC, including the CD&A, the Summary Compensation Table and the other related tables and disclosure.

The Board of Directors, upon recommendation of the Compensation Committee, recommends a vote FOR approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as disclosed in this Information Circular and Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

              Our executive compensation program is designed to attract and retain executives who can effectively lead the Corporation with a long-term focus. Specifically, our compensation programs emphasize a pay-for-performance philosophy using a mix of both quantitative and qualitative performance measures that are designed to deliver long-term value to our Shareholders. Although some might prefer a more formulaic approach to compensation, we strongly believe that strictly mechanical calculations may have unintended results and are not ideal for our company and our focus on long-term value creation per share.

              Shareholder alignment is rightly a major focus of investors, including in the compensation arena. There are many criteria used to look at alignment. We believe the best way of aligning with our Shareholders is to be a Shareholder. To further strengthen alignment with Shareholders, in 2017 our Board of Directors made significant changes to the stock ownership policy for directors and management, increasing the required stock ownership levels and expanding the number of executives covered by the policy. We discuss these changes on page 52 of this Information Circular and Proxy Statement.

              Three of our named executive officers have made market purchases of Atlantic Power shares since the current management team arrived five years ago, and all our executive officers have significant ownership of Atlantic Power shares. This philosophy extends to our Board of Directors as well. Two of the currently serving independent Directors have purchased shares during this period. Since Mr. Moore joined the Corporation as Chief Executive Officer in January 2015, executives and directors have purchased nearly 2.3 million shares for a gross purchase price of more than $5.1 million. As of April 28, 2020, insiders as a group owned approximately 3.4% of the Corporation's Common Shares.

              Approximately two-thirds of the compensation of our named executive officers is incentive-based and changes year to year based on actual company and individual performance. Of that two thirds, approximately 50% is in cash and the remaining 50% is in stock that vests over three years. Base salaries account for the remaining one-third of total compensation, and have not been increased in the past four years (or longer, for certain executives). The following charts show the breakdown of 2019 compensation as presented in the Summary Compensation Table on page 54.

              As discussed on page 64, the ratio of CEO pay to that of the median employee in 2019 was approximately 12.9:1.

Key Compensation Drivers in 2019

              Overall, we believe that 2019 was a successful year for the Corporation on many fronts, as demonstrated by the key accomplishments listed under the heading "2019 Business and Financial Highlights" below. We had strong performance in many financial and operating areas, we continued to de-risk our financial position by repaying debt and reducing our leverage ratio, and we increased our discretionary cash flow (defined as operating cash flow after term loan and project debt amortization, preferred dividend payments and capital expenditures) in order to allocate our capital in ways that increase intrinsic value per share. Results for both Project Adjusted EBITDA and operating cash flow exceeded our budget as well as the expectations we communicated to our investors, and operating cash flow also exceeded the targets established under our short-term incentive plan ("STIP"). (Project Adjusted EBITDA is a non-GAAP measure; see page 59 of the Corporation's 2019 Annual Report on Form 10-K for a reconciliation to its nearest GAAP measure.) We maintained our overhead costs in line with the level of the previous three years, which is significantly reduced from six years ago.

              We invested $31.3 million in two external acquisitions and they are generating cash returns in line with or better than our expectations. We expect that these acquisitions, which are of operating plants under long-dated Power Purchase Agreements ("PPAs"), will strengthen longer-term cash flows. We also repurchased $2.5 million of Common Shares at discounts to our estimates of intrinsic value per share, and we invested $8.0 million (U.S. dollar equivalent) in the repurchase of preferred shares at significant discounts to par value and attractive after-tax cash yields. Both the external acquisitions and the share repurchases were accomplished using internally generated funds. Even after a significant use of cash for capital allocation, we had strong liquidity at year-end 2019 of approximately $196.5 million.

              On the commercial front, we signed a new ten-year contract for our Williams Lake plant and executed two additional one-year contract extensions at our Kenilworth plant. We also reached an agreement for the sale of our Manchief plant that will allow us to further reduce debt in 2022.

              We view the progress that we made in 2019 in focusing our internal teams on growth and effective capital allocation, particularly after a multi-year focus on business restructuring, as critical in driving shareholder value for the long term. This progress was considered by the Compensation Committee in its evaluation of performance relative to the discretionary components of the STIP and the LTIP.

              However, our safety performance in 2019 did not meet our high standards. We also experienced a fire at the Cadillac biomass plant, although no employees, contractors or first responders were injured. We have significant insurance coverage that we believe is adequate to repair the plant and return it to service later this year.

              The Compensation Committee considered these developments in its assessment and determined that payouts under the STIP and LTIP would be less than 100% of target. As a result, total compensation for Mr. Moore as shown in the Summary Compensation Table on page 54 declined by 22% in 2019 as compared to the prior year. This was due to the reduction in his STIP award and the inclusion in his 2018 compensation of a retention grant that did not recur in 2019. The reduction in his 2019 LTIP award will be reflected in his 2020 compensation. Had the 2019 LTIP award been reflected in his 2019 compensation, his total compensation would have declined by more than 26%. Total compensation for three of the other named executive officers declined approximately 2% in 2019 from 2018, but compensation for these individuals would have shown slightly greater declines had the 2019 LTIP awards been reflected in their 2019 compensation. Furthermore, total compensation for Mr. Moore and three other named executive officers was lower in 2019 than in 2017.

2019 Business and Financial Highlights

Safety

              Environmental, health, and safety performance.  Safety remains our highest priority. Despite our continued strong focus on this area, we had nine recordable injuries in 2019, up from four in 2018. Fortunately, none resulted in hospitalizations. Three of the injuries resulted in lost time (versus one in 2018). In response to these developments, we increased behavioral safety training, rolled out a survey to determine which areas required improvement, expanded sharing of best practices across our plants and simplified a safety dashboard to better track injuries, safety training and safety improvements. Several of these recordable injuries were associated with cuts and pinches to hands and could be attributable to improper hand protection, so our teams provided revised glove training for our staff and ensured that all plants were equipped with the proper hand protection required for all tasks. In addition, our environmental health and safety ("EH&S") team increased its visits to our plants during scheduled outages. In the first quarter of 2020, we had no recordable injuries. Looking at our safety performance over a longer period, in 2019, nine of the 16 plants that we operate completed at least five consecutive years of operation without a lost-time incident. We received two environmental notices of violation in 2019, both minor, which we responded to and corrected promptly. We did not receive any notices of violation from either the Federal Energy Regulatory Commission ("FERC") or the North American Electric Reliability Council ("NERC").

Culture

              Servant leadership.  We continued to promote a culture of servant leadership throughout the organization, emphasizing the need for leaders to act with respect, integrity, and honesty. We place very high importance on this effort, as we believe a strong culture is the bedrock of building long-term sustainable value. In 2019, we continued to roll out training to the plant level.

Operational

              Plant availability.  In 2019, our plants had an availability factor of 94.0%, with strong performance at most of our plants. The overall average declined from 96.5% in 2018 primarily due to extended outages at our Moresby Lake hydro plant due to a main transformer failure and at our Cadillac biomass plant due to a fire in September.

              Continued focus on operating costs.  In 2019, we continued to advance our program to improve our operation and maintenance performance. We rolled out Mainsaver (a maintenance management system) to the South Carolina biomass plants that we acquired in July, to the Koma Kulshan hydro plant, in which we acquired the remaining ownership interests in the third quarter of 2018, and to our Piedmont biomass plant. We are continuing to focus on optimizing preventive maintenance programs for all of our facilities. Another area of focus is avoiding equipment issues that result in unplanned outages. To that end, we have installed predictive analytic maintenance software ("PRiSM") at seven plants over the past two years. To date, the system has had 32 "good catches" (potential equipment problems that were avoided). We intend to roll PRiSM out to two more plants in 2020. Our operations team continues to look for ways to improve the reliability and efficiency of our plants while ensuring the effectiveness of our maintenance and capital expenditures.

              Asset management.  In 2019, we successfully integrated the acquisition of the Allendale and Dorchester biomass plants in South Carolina into our fleet. We began the process of decommissioning our three plants in San Diego, with demolition expected to be completed in 2020. In the fourth quarter of 2019, we rolled out a new system for testing and evaluating the condition of all plant step-up transformers. Understanding the condition of these critical components will allow us to better predict potential failures, plan for long-lead purchases and avoid extended plant outages.

Commercial

              New contract for our Williams Lake plant.  In September 2019, we executed a new ten-year Energy Purchase Agreement with BC Hydro for our Williams Lake biomass plant in British Columbia that became effective October 1, 2019. Under the new contract, Williams Lake receives a fixed price per megawatt-hour for energy produced. This price escalates annually in line with inflation, but does not include a fuel cost pass-through. Given the state of the timber market in British Columbia, we believe that the availability and cost of fuel will be the most significant variables determining the operational and financial performance of the plant. Since executing the new contract, we have been focused on rebuilding our fuel supply sources, including traditional mill waste and forest and roadside residuals. We have entered into a new fuel supply arrangement with local First Nations, purchased and deployed a new mobile fuel grinder, and entered into other short-term agreements with third parties to extend supplies of mill waste and secure additional forest residuals. The grinder has been helpful in sourcing and transporting wood waste from forest areas.

              PPA extension for our Kenilworth plant.  In July 2019, Merck (the customer at our Kenilworth plant) executed its option to extend the PPA for another year, to September 2021. This was the third and final one-year extension option under the PPA. We continue to engage with Merck on short-term and long-term options for their power supply needs beyond that date.

              Closed two acquisitions.  In July 2019, we closed the acquisition of the Allendale and Dorchester biomass plants in South Carolina from EDF Renewables. The plants, which each have a capacity of 20 megawatts ("MW"), operate under PPAs that run through late 2043. In August 2019, we closed the acquisition of equity interests in two other biomass plants from AltaGas Power Holdings (U.S.) Inc. We acquired a 50% interest in the 48 MW Craven plant in North Carolina and a 30% interest in the 37 MW Grayling plant in Michigan; both plants operate under PPAs that run through 2027.

              Agreement for the sale of our Manchief plant.  In May 2019, we reached an agreement to sell our Manchief gas-fired plant to Public Service Co. of Colorado for $45.2 million in May 2022 following the expiration of the plant's PPA. We view this as a positive outcome that will allow us to realize the cash flows generated by the plant during the remaining contract term and further reduce debt upon closing of the sale in 2022. All regulatory approvals required for the sale have been received.

Financial

              Results in line with or better than guidance.  In 2019, cash provided by operating activities (a GAAP measure) was $144.7 million. Excluding a net working capital benefit, cash flow was approximately $128 million, which exceeded our estimated range of $115 million to $125 million (which was increased from our initial estimate of $100 million to $115 million). Project Adjusted EBITDA was $196.1 million, which exceeded our guidance range of $185 million to $195 million (which was increased from our initial guidance of $175 million to $190 million). (Project Adjusted EBITDA is a non-GAAP measure; see page 59 of the Corporation's 2019 Annual Report on Form 10-K for a reconciliation to its nearest GAAP measure.)

              Continued to significantly reduce debt.  In 2019, we repaid $72.3 million of term loan and consolidated project debt from operating cash flow. In addition, in April 2019, we used discretionary cash to redeem Cdn$24.7 million (US$18.5 million equivalent) of the remaining 6.00% Series D convertible debentures that were scheduled to mature in December 2019. Our total consolidated debt reduction of $90.8 million represented an approximate 11% reduction in debt from the year-end 2018 level. At year-end 2019, our consolidated leverage ratio was 3.8 times, improved from 4.5 times at year-end 2018. Since year-end 2013, we have reduced consolidated debt by $1.2 billion or approximately 65%.

              Reduced interest payments.  In 2019, we reduced our cash interest payments by nearly $4 million from the 2018 level. We achieved this as a result of continued debt repayment and the reductions in the spread on our credit facilities. Since 2013, consistent with the significant debt reduction during that period, our cash interest payments have been reduced by more than $90 million. We also continue to manage our exposure to increases in market interest rates. At year-end 2019, more than 99% of our consolidated debt carried either a fixed rate or a variable rate that has been fixed through interest rate swaps. We have hedged approximately 93% of our interest rate exposure on our Term Loan through 2021.

              Credit rating upgrade.  In December 2019, S&P Global Ratings raised its issuer credit rating for the Corporation to BB- (stable) from B+ (positive) based on our improving leverage profile. Ratings on our Term Loan, Revolving Credit Facility and Medium-Term Notes were raised to BB from BB-. S&P cited our highly contracted cash flow profile and demonstrated track record and commitment to deleveraging. Since October 2015, we have received four rating upgrades, two each from S&P and Moody's.

              Maintained strong liquidity.  Our liquidity at year-end 2019 was $196.5 million, including approximately $42 million of discretionary cash. Even after completing two acquisitions and repurchasing a significant amount of common and preferred shares during 2019, our liquidity increased slightly from the year-end 2018 level.

              Maintained stable overhead costs.  Our 2019 corporate general and administrative ("G&A") costs of $24 million were essentially unchanged from the 2018 level. G&A expense has been about flat since 2016, but is down approximately 56% from the 2013 level. Although the most significant cost reductions are behind us, we continue to look for additional cost reduction opportunities.

Capital Allocation

              Acquisitions of contracted assets.  As noted, in 2019, we closed the acquisitions of two biomass plants and equity interests in two other biomass plants for a total investment of $31.3 million. These operating plants have long-dated PPAs that add to our capacity and extend our average remaining contract life and which have been contributing to Project Adjusted EBITDA and cash flow. (Project Adjusted EBITDA is a non-GAAP measure; see page 59 of the Corporation's 2019 Annual Report on Form 10-K for a reconciliation to its nearest GAAP measure.) Including the $13.6 million acquisition of a consolidating interest in our Koma Kulshan hydro project in 2018, we invested $44.9 million in acquisitions in 2018 and 2019, marking a significant reorientation toward growth initiatives after a multiyear restructuring effort. We funded these acquisitions from discretionary cash.

              Repurchases of common and preferred shares.  During 2019, we repurchased and canceled nearly 1.1 million Common Shares at a total cost of $2.5 million, or an average price of $2.31 per share. We made these purchases because we considered the trading price of our Common Shares to be at a discount to our estimates of intrinsic value per share. We also repurchased and canceled approximately 676,000 preferred shares at a total cost of Cdn$10.6 million (US$8.0 million equivalent), representing an approximate 38% discount to par value and an attractive after-tax yield of approximately 10% to 12%. We undertake repurchases of our securities when we believe that the returns from such repurchases are more compelling than the returns available from other internal or external investments. We funded these $10.5 million of repurchases from discretionary cash. From 2015 through 2019, we repurchased a total of approximately 17.0 million Common Shares, representing an investment of $38.8 million, and a total of nearly 1.6 million preferred shares, representing a total investment of Cdn$24.7 million (US$19.1 million equivalent). Common Shares outstanding have been reduced approximately 11% during this period.

Q1 2020 Developments

              Achieved favorable changes to credit facilities.  In the first quarter of 2020, we amended our credit facilities to extend the maturity dates of our $380 million Term Loan and our Revolving Credit Facility to April 2025. The capacity of the Revolving Credit Facility was reduced to $180 million from $200 million, although we can seek an increase to a maximum of $210 million without a further amendment, subject to conditions. In addition, the interest rate margin on these facilities was reduced by 25 basis points to LIBOR plus 250 basis points. Since issuing the credit facilities in 2016, we have re-priced the spread a total of five times, with a cumulative reduction in the margin of 250 basis points. The margin will be reduced another 25 basis points if we achieve a consolidated leverage ratio of 2.75 times.

Executive Compensation Objectives

              The following describes the Corporation's compensation policies and practices as they relate to our named executive officers included in this CD&A. Our named executive officers are as follows at December 31, 2019:

Name	Title	Tenure at Atlantic Power

James J. Moore, Jr.	President and Chief Executive Officer	Since January 2015

Terrence Ronan	Executive Vice President—Chief Financial Officer and Principal Financial and Accounting Officer	Since August 2012

Joseph E. Cofelice	Executive Vice President—Commercial Development	Since September 2015

Jeffrey S. Levy	Senior Vice President—General Counsel and Corporate Secretary	Since March 2012

Philip D. Rorabaugh(1)	Senior Vice President—Operations	July 2013 through December 2019

(1)
Mr. Rorabaugh's employment with the Corporation terminated effective December 31, 2019.

              The named executive officers, along with other select members of the senior management team, participate in the compensation programs described in this CD&A.

              The primary objective of our executive compensation program is to provide a competitive, performance-based plan that enables the Corporation to attract, retain and motivate key individuals. Compensation plays an important role in achieving short-term and long-term business objectives that ultimately drive value creation and business success in alignment with long-term shareholder goals. The objectives of the Corporation's compensation program are to:

  •
  align the interests of the executive officers with Shareholders' interests and with the execution of the Corporation's business strategy;

  •
  attract, retain and motivate highly qualified executive officers with a history of proven success;

  •
  establish performance goals that, if met by the Corporation, are expected to improve long-term shareholder value; and

  •
  tie compensation to performance goals and provide meaningful rewards for achieving them.

              The compensation program of the Corporation has been established in order to compete with remuneration practices of companies similar to the Corporation and those which represent potential competition for the Corporation's executive officers and other employees. In this respect, the Corporation identifies remuneration practices and remuneration levels of companies that are likely to compete for its talent. In designing the compensation program, the Board of Directors works to provide competitive market compensation opportunities for each of our named executive officers. The Board of Directors reviews each element of compensation for market competitiveness and may weigh a particular element more heavily based on the named executive officer's role.

              Our executive compensation program is administered by our independent Compensation Committee.

              The following highlights important compensation principles and practices of Atlantic Power.

What We Do:	What We Don't Do:

• Offer compensation programs designed to attract, motivate and retain executives	• No single trigger change-in-control vesting and severance payments
• Require robust stock ownership by executive officers	• No excessive severance payments
• Include clawback provision for Chief Executive Officer and executive officers	• No tax gross-ups
• Engage independent compensation consultant to advise on compensation policies	• No excessive perquisites for executives
• Target executive compensation at market median	• No supplemental retirement plans
• Link compensation to results, with majority comprised of variable cash and equity	• No guaranteed bonus payments for executives
• Prohibit all directors and employees from hedging or pledging of shares	• No compensation programs that encourage inappropriate risk-taking
• Hold annual "Say-on-Pay" vote

Shareholder Engagement and Recent Say-on-Pay Votes

              We actively engage with Shareholders to solicit their feedback on our executive compensation and governance practices. The feedback we receive is an important component of our evaluation of the Corporation's existing policies.

              As part of this process, we strive to provide Shareholders with clear information, and we are committed to continuous improvement. We consider and incorporate Shareholder feedback into our compensation design, as appropriate.

              The Corporation also considers the outcome of its annual "Say-on-Pay" vote when making future compensation decisions for named executive officers. In 2019, the Say-on-Pay proposal was supported by 94.5% of the votes cast, which represented a significant improvement from 2018, when it was supported by 77.6% of the votes cast.

              Since our 2016 annual and special meeting, we have regularly engaged with Shareholders representing approximately one-third of the Corporation's shares issued and outstanding to discuss the executive compensation program and other matters to determine potential areas of improvement. Based on our discussions, we believe that our Shareholders are broadly supportive of our executive compensation program. In response to the Say-on-Pay vote results and our Shareholder engagement efforts, we have made a number of changes to the executive compensation program over the past few years, which are summarized below.

  •
  Reduced Discretionary Component of the STIP.  Shareholders believe that discretionary evaluation should be limited when determining STIP payouts. Over the past few years, we have amended our STIP to reduce the discretionary (strategic) component of the award to 30% from a high of 50%, added a second financial performance metric and introduced an operational performance metric in order to achieve a balanced approach to executive performance evaluation.

  •
  Enhanced STIP Disclosure.  To provide a better framework for how the STIP awards are determined, we disclose the threshold, target and maximum goals for the financial and operational objectives under the STIP.

  •
  Revised LTIP to Consider Performance Across Multiple Dimensions.  We broadened our criteria that are considered in connection with determining the size of the LTIP awards to include factors other than total shareholder return, including the results of our capital allocation and performance against our strategic objectives. In response to shareholder feedback that the adjusted cash flow metric was used to determine awards under both the STIP and LTIP, we eliminated its consideration in connection with the LTIP.

              In line with governance best practices, in April 2017 we amended our Director and Executive Officer Share Ownership Policy to increase the ownership requirement for directors and executive officers, as follows:

  •
  Director Ownership Policy.  We increased the ownership requirement from a minimum of three times each director's annual base cash retainer to a minimum of three times their total annual retainer (which includes DSUs).

  •
  Executive Officer Ownership Policy.  We increased the ownership requirement for the Chief Executive Officer from a minimum of three times annual base salary to five times, for executive officers at the executive vice president level from a minimum of two times annual base salary to three times, and implemented a requirement of two times annual base salary for senior vice presidents.

              Effective April 2019, we expanded our Financial Restatement and Clawback Policy to include senior vice presidents. As a result, all of our executive officers and senior vice presidents are subject to this policy, which is discussed on pages 51-52 of this Information Circular and Proxy Statement.

Executive Compensation Program

              Our compensation program for our named executive officers includes a base salary, eligibility for a cash bonus under the STIP and eligibility for equity compensation awards under the LTIP.

    Base Salary

              Base salaries are reviewed annually by the Compensation Committee with a goal of ensuring that they are appropriate and competitive. These reviews are based on the level of responsibility, the experience level, competitive salaries for similar positions in the market, and an individual's personal contribution to the Corporation's operating and financial performance. The base salaries have been unchanged for Messrs. Levy and Rorabaugh since 2016, for Messrs. Moore and Cofelice since they joined the Corporation in 2015, and for Mr. Ronan since 2014.

Named Executive Officer	2019 Base Salary (US$)	% Increase from 2018 Base Salary
James J. Moore, Jr.	$575,000	0%
Terrence Ronan	$400,000	0%
Joseph E. Cofelice	$400,000	0%
Jeffrey S. Levy	$275,000	0%
Philip D. Rorabaugh(1)	$250,000	0%

(1)
Mr. Rorabaugh's employment with the Corporation terminated effective December 31, 2019.

    Short-Term Incentive Plan (STIP)

              The named executive officers and other employees of the Corporation are eligible to participate in the STIP as determined by the Board of Directors. The STIP is intended to compensate executives for executing on the Corporation's short-term business strategy based on the achievement of goals set by the Compensation Committee.

              In 2019, the STIP had four performance components. The description and weighting of each component is as follows:

Financial Components (70% weighting):

25% Weighting—Adjusted Cash Flows from Operating Activities, which is defined as cash flows from operating activities without the effects of changes in working capital balances, acquisition expenses, litigation expenses, severance and restructuring charges, debt prepayment and redemption costs and cash provided by or used in discontinued operations. The intent is to reflect normal operations and remove items that are not reflective of the long-term operations of the business. The Target level of Adjusted Cash Flows from Operating Activities is based on the annual budget of the Corporation. To the extent that Adjusted Cash Flow from Operating Activities is below or above budget because actual water flows or waste heat are below or above the averages, upon which the budget is based, this difference (positive or negative) is excluded from the result.

20% Weighting—Costs, which includes non-fuel O&M costs, property taxes, insurance costs, plant-level G&A expenses and corporate G&A expenses.

25% Weighting—Operational Objectives.    The operational component of the STIP is based upon annual goals set for each plant that we operate. The individual goals for each of these plants are grouped into the following categories:

Category	Component of Overall Score
Compliance	20%
Financial Performance	20%
Operations	20%
Maintenance	20%
Corporate Goals	10%
Plant-Specific Goals	10%
Total	100%

              At the beginning of each year, a detailed scorecard is put in place for each of the plants that we operate, with specific goals in each of the categories listed above. For example, the compliance category includes expected performance with respect to environmental, NERC and FERC requirements as well as training goals. The financial performance category includes O&M costs, contribution to the Corporation's cost savings initiative and cash distributions. The categories of operations and maintenance include availability factor, efficiency measures (such as heat rate for the gas plants) and other measures. Each plant is also evaluated on its contribution to overall corporate goals, specifically the two financial measures considered in the STIP (Adjusted Cash Flow from Operating Activities and Costs). The scorecard also includes plant-specific goals. At the end of the year, the results for each plant are reviewed and averaged to determine the score for this component of the STIP.

              The following table outlines the approved objectives for all performance metrics for the 70% Financial Component of the STIP in 2019:

	Weighting	Threshold	Target	Stretch
Performance Levels
Adjusted Cash Flows from Operating Activities	25%	$95 million	$112 million	$134 million
Costs	20%	$106 million	$96.4 million	$82 million
Operational Objectives	25%	93% average score	100% average score	107% average score
Payout Levels
For Each Performance Metric Noted Above		50%	100%	150%

Strategic / Discretionary Component (30% weighting):

              The strategic component of the award is discretionary and based on the evaluation of the individual's performance, the Corporation's overall performance, shareholder value, stakeholder value, and other qualitative measures including leadership, commitment and overall effectiveness, as determined by the Compensation Committee.

    2019 Performance and Awards

              The Corporation's performance with respect to each of the measurement categories under the STIP in 2019 was as follows:

Component	Actual Result
Adjusted Cash Flows from Operating Activities (25%)	Adjusted Cash Flows from Operating Activities was $132 million as compared to the $112 million target (the approved budget for 2019). Although this result was nearly 12% better than the target, the outperformance was primarily attributable to above-average water flows at Curtis Palmer and a net benefit from changes in working capital. Adjusting for these contributing factors, the Compensation Committee determined that a 100% payout for this component was appropriate.
Costs (20%)
Non-fuel plant costs and Corporate G&A costs for the year were $96.2 million as compared to the $96.4 million target (the approved budget for 2019), or in line with target. The Compensation Committee determined that a 100% payout for this component was appropriate.
Operational Objectives (25%)
The criteria used to determine this component consist of pre-determined plant operational objectives including EH&S compliance, plant financial performance, operational performance, maintenance and contribution to corporate goals. The average score of all plants that we operate was 100%, equal to the 100% target score. The Compensation Committee determined that a 100% payout for this component was appropriate.
Strategic (30%)
The strategic component of the award is based on the Compensation's Committee discretionary evaluation of the Corporation's overall performance, individual performance, total shareholder value, stakeholder value and other qualitative measures. In its assessment, the Compensation Committee considered the excellent 2019 results in many key areas of operational and financial performance, but also considered the number of safety-related incidents the Corporation experienced during the year as well as the fire at the Corporation's Cadillac biomass plant. The Compensation Committee determined that a 66.7% payout for this component was appropriate for Mr. Moore and that an 83.3% payout for this component was appropriate for Messrs. Ronan, Cofelice and Levy.

              For the 2019 performance year, the Compensation Committee set the target STIP award for each of Messrs. Moore, Ronan, Cofelice, Levy and Rorabaugh at 100% of such executive officer's annual base salary. In January 2020, the Compensation Committee determined that Messrs. Moore, Ronan, Cofelice and Levy were eligible for annual incentive awards under the pre-established performance criteria noted above. The Compensation Committee made this determination based primarily on the achievements of the Corporation relating to the four performance categories. In determining the STIP awards described below, the Compensation Committee assessed the performance of Messrs. Moore, Ronan, Cofelice and Levy in terms of their individual groups as well as the relationship of their achievements to the performance of the Corporation as a whole. Based on that assessment, the Compensation Committee determined that STIP awards as shown in the table below were appropriate for each of the named executive officers. These were paid in February 2020 with respect to performance during 2019.

Named Executive Officer	2019 Base Salary (US$)	Target STIP Award as % of 2019 Base Salary	2019 STIP Award (US$) (% of 2019 Base Salary)
James J. Moore, Jr.	$575,000	100%	$517,500 (90%)
Terrence Ronan	$400,000	100%	$380,000 (95%)
Joseph E. Cofelice	$400,000	100%	$380,000 (95%)
Jeffrey S. Levy	$275,000	100%	$262,500 (95%)
Philip D. Rorabaugh(1)	$250,000	100%	$0 (0%)

(1)
Mr. Rorabaugh's employment with the Corporation terminated effective December 31, 2019. He did not receive an STIP award for 2019.

    Long-Term Incentive Plan (LTIP)

              The named executive officers and other employees of the Corporation are eligible to participate in the LTIP as determined by the Board of Directors. The purpose of the LTIP is to align the interests of employees with those of the Shareholders by providing an opportunity to increase their share ownership over time and to assist in attracting, retaining and motivating key employees of the Corporation by making a significant portion of their incentive compensation directly dependent upon the achievement of strategic, financial and operational objectives critical to growing the Corporation and increasing its long-term value.

    2019 Performance and Awards

              In determining the amounts of the LTIP awards for 2019 (the "2019 LTIP awards"), the Compensation Committee based its determination 50% on the results of the Corporation's capital allocation initiatives and 50% on an overall non-formulaic assessment of strategic and qualitative considerations, including EH&S performance, individual performance, leadership and effectiveness.

    Capital Allocation Component (50% Weighting):

              Components of the capital allocation assessment included actual performance of acquisitions relative to expected return levels, debt reduction, deployment of capital for growth at or above risk-adjusted returns as approved by the Board, and utilization of discretionary cash.

              In our approach to capital allocation, we are focused on enhancing shareholder value while balancing risk and reward. The key metric that we consider is the impact of capital allocation on our estimates of intrinsic value per share. We use these estimates to provide us a rough guideline on how we can best impact intrinsic value per share via capital allocation. Over the past five years we have invested discretionary capital in internal investments in our fleet, external acquisitions and repurchases of debt, common and preferred securities.

              2019 was a strong year for discretionary cash flow and capital allocation, partly due to the contribution from above-average water flows at Curtis Palmer and favorable changes in working capital. We allocated excess cash approximately evenly between "internal" uses (repurchases of debt and shares) and "external" uses, though not by design. We used US$18.5 million equivalent to redeem the 6.00% Series D convertible debentures (which were maturing at year-end 2019) and $10.5 million to repurchase Common Shares and preferred shares, at prices we considered attractive. We also had a strong year for external uses, allocating $28.5 million to closing the acquisitions of the South Carolina biomass projects and equity interests in two other biomass projects.

  •
  Debt reduction.    Debt reduction is not driven by the returns available on our debt, but rather the priority of strengthening our balance sheet. We believe this is prudent given the nature of our business, our asset profile and the state of the power markets. During 2019, we repaid $90.8 million of term loan, consolidated project debt and convertible debentures, reducing our leverage ratio at year-end 2019 to 3.8 times from 4.5 times a year ago. Our progress in strengthening our balance sheet was reflected in a credit rating upgrade by S&P Global Ratings to BB–. Subsequent to year-end 2019, we amended our credit facilities, extending the maturity dates of both our Term Loan and revolving credit facility to April 2025 and reducing the spread on these facilities by 25 basis points to LIBOR plus 250 basis points. We expect to continue reducing debt and improving our leverage ratio over the next several years.

  •
  Growth.    We invest externally only when we believe the returns are superior to those we can achieve by investing internally in plants or in share repurchases. As discussed in the "2019 Business and Financial Highlights" section on pages 36-39, we acquired two biomass plants in South Carolina in July 2019 and equity interests in two other biomass plants in August 2019, for a total investment of $31.3 million (including $0.2 million of transaction costs and $2.6 million paid as a deposit in 2018). In 2018, we acquired a consolidating interest in the Koma Kulshan hydro facility for $13.6 million. We believe these acquisitions represent a meaningful addition to the level and length of our existing contracted cash flows. In its assessment, the Compensation Committee considered that cash distributions from the Koma Kulshan and South Carolina biomass acquisitions exceeded Target levels, as follows:

  o
  Koma Kulshan:    Cash distributions of $925,000 exceeded the Target level of $882,000 by 4.9%.

  o
  South Carolina biomass:    Cash distributions of $1.475 million exceeded the Target level of $581,000 by 154%. The Target level assumed three months of ownership in 2019, but earlier closing resulted in five months of ownership. This accounted for part of the outperformance.

  •
  Equity repurchases.    In 2019, we repurchased and canceled nearly 1.1 million Common Shares for a total investment of $2.5 million, or an average price of $2.31 per share. We also invested US$8.0 million equivalent in the repurchase of approximately 676,000 preferred shares at a 38% discount to par on average, yielding estimated after-tax cash returns that ranged between 10% and 12%.

    Strategic / Discretionary Component (50% Weighting):

              With respect to its assessment of the strategic and qualitative component of the LTIP, the Compensation Committee determined that management had excellent execution and made significant progress on its financial and strategic objectives in 2019, as discussed on pages 36-39 of this Information Circular and Proxy Statement. The one area of underperformance was in Safety, where the Corporation had nine recordable incidents in 2019. In addition, the Corporation experienced a fire at its Cadillac biomass plant in 2019. In consideration of those challenges, the Compensation Committee determined that LTIP awards would be less than the maximum (100% of base salary) for all named executive officers and all non-officers participating in the LTIP. As shown below, the Compensation Committee set the 2019 LTIP award for Mr. Moore at 90% of base salary and for the other named executive officers at 95% of base salary.

Named Executive Officer	2019 Base Salary (US$)	Target LTIP Award as % of 2019 Base Salary	2019 LTIP Award (US$) (% of 2019 Base Salary)	Number of Notional Shares Granted
James J. Moore, Jr.	$575,000	75%-100%	$517,500 (90%)	207,831
Terrence Ronan	$400,000	50%-100%	$380,000 (95%)	152,610
Joseph E. Cofelice	$400,000	75%-100%	$380,000 (95%)	152,610
Jeffrey S. Levy	$275,000	50%-100%	$261,250 (95%)	104,920
Philip D. Rorabaugh(1)	$250,000	50%-100%	$0 (0%)	0

(1)
Mr. Rorabaugh's employment with the Corporation terminated effective December 31, 2019. He did not receive an LTIP award for 2019.

              The number of notional shares awarded is calculated by dividing the total LTIP award by the market price per Common Share. The market price per Common Share is defined in the LTIP as the weighted average closing price of a Common Share on the NYSE for the five trading days immediately preceding the grant date. Notional shares are meant to track the investment performance of Common Shares, including market prices and distributions. Each notional share is entitled to receive dividend equivalents equal to the distributions on a Common Share, if any, to be credited in the form of additional notional shares immediately following such distribution on the Common Shares.

              The 2019 LTIP awards, which were granted on February 25, 2020, will vest one-third per year over three years. Pursuant to SEC rules and Canadian securities laws, the 2019 LTIP awards will be reported in the Summary Compensation Table in the Information Circular and Proxy Statement for the Corporation's 2021 Annual Meeting of Shareholders.

    2018 LTIP awards

              The LTIP awards reported in the 2019 row of the Summary Compensation Table on page 54 of this Information Circular and Proxy Statement were granted in February 2019 with respect to performance during 2018, as discussed in the Information Circular and Proxy Statement for the Corporation's 2019 Annual Meeting of Shareholders (the "2018 LTIP awards").

              In determining the amounts of the 2018 LTIP awards, the Compensation Committee based its determination 50% on Adjusted Cash Flows from Operating Activities (as discussed in the criteria for the STIP determination) and 50% on an overall non-formulaic assessment of strategic and qualitative considerations, including EH&S performance, capital allocation, total shareholder return ("TSR"), growth, leadership and effectiveness of management, and other objective and subjective measures. In addition to considering these factors, the Compensation Committee also exercised its discretion in determining the size of the 2018 LTIP awards.

              In its assessment of 2018 performance, the Compensation Committee evaluated TSR on both an absolute and relative basis. In 2018, the Corporation's share price decreased 7.7%, which placed it at the 51st percentile of TSR as compared to the following 65 companies (or groups of companies):

  •
  Algonquin Power & Utilities Corp.;

  •
  Boralex, Inc.;

  •
  Brookfield Renewable Power Fund;

  •
  Innergex Renewable Energy, Inc.;

  •
  Maxim Power Corp;

  •
  Northland Power, Inc.;

  •
  43 U.S.-listed master limited partnerships in the Alerian Index; and

  •
  16 utilities in the S&P 400 Utility Index.

              Notwithstanding share price performance, the Compensation Committee determined that management delivered excellent execution and made significant progress toward its financial and strategic objectives in 2018, as discussed on pages 29-31 of the Information Circular and Proxy Statement for the Corporation's 2019 Annual Meeting of Shareholders.

              Based on its assessment of the Corporation's overall performance and the performance of each individual, the Committee approved the maximum award (100% of base salary) for each of the named executive officers, as shown in the table below.

Named Executive Officer	2018 Base Salary (US$)	Target LTIP Award as % of 2018 Base Salary	2018 LTIP Award (US$) (% of 2018 Base Salary)	Number of Notional Shares Granted
James J. Moore, Jr.	$575,000	75%-100%	$575,000 (100%)	211,397
Terrence Ronan	$400,000	50%-100%	$400,000 (100%)	147,059
Joseph E. Cofelice	$400,000	75%-100%	$400,000 (100%)	147,059
Jeffrey S. Levy	$275,000	50%-100%	$275,000 (100%)	101,103
Philip D. Rorabaugh	$250,000	50%-100%	$250,000 (100%)	91,912

              The number of notional shares awarded is calculated by dividing the total LTIP award by the market price per Common Share. The market price per Common Share is defined in the LTIP as the weighted average closing price of a Common Share on the NYSE for the five trading days immediately preceding the grant date.

              The 2018 LTIP awards, which were granted on February 26, 2019, will vest one-third per year over three years.

    2017 LTIP awards

              The LTIP awards reported in the 2018 row of the Summary Compensation Table on page 54 of this Information Circular and Proxy Statement were granted in February 2018 with respect to performance during 2017, as discussed in the Information Circular and Proxy Statement for the Corporation's 2018 Annual Meeting of Shareholders (the "2017 LTIP awards").

              In determining the amounts of the 2017 LTIP awards, the Compensation Committee based its determination 50% on Adjusted Cash Flows from Operating Activities (as discussed in the criteria for the STIP determination) and 50% on an overall non-formulaic assessment of strategic and qualitative considerations, including EH&S performance, capital allocation, TSR, leadership and effectiveness of management, and other objective and subjective measures. In addition to considering these factors, the Compensation Committee also exercised its discretion in determining the size of the 2017 LTIP awards.

              Although the Corporation's share price decreased 6.0% in 2017, which placed it at the 26th percentile amongst peers, the Compensation Committee evaluated the LTIP criteria and results in the context of an overall assessment of the Corporation's performance. The 2017 LTIP awards approved by the Compensation Committee were a result of this approach and the awards to Messrs. Moore, Ronan, Cofelice, Levy and Rorabaugh reflect the Compensation Committee's determination that management had excellent execution in 2017, notwithstanding the share price performance, as discussed on pages 28-31 of the Corporation's Information Circular and Proxy Statement for the Corporation's 2018 Annual Meeting of Shareholders.

              Based on its assessment of the Corporation's overall performance and the performance of each individual, the Committee approved the maximum award (100% of base salary) for each of the named executive officers, as follows:

Named Executive Officer	2017 Base Salary (US$)	Target LTIP Award as % of 2017 Base Salary	2017 LTIP Award (US$) (% of 2017 Base Salary)	Number of Notional Shares Granted
James J. Moore, Jr.	$575,000	75%-100%	$575,000 (100%)	286,070
Terrence Ronan	$400,000	50%-100%	$400,000 (100%)	199,005
Joseph E. Cofelice	$400,000	75%-100%	$400,000 (100%)	199,005
Jeffrey S. Levy	$275,000	50%-100%	$275,000 (100%)	136,816
Philip D. Rorabaugh	$250,000	50%-100%	$250,000 (100%)	124,378

              The number of notional shares awarded is calculated by dividing the total LTIP award by the market price per Common Share. The market price per Common Share was defined in the LTIP as the weighted average closing price of a Common Share on the Toronto Stock Exchange ("TSX") for the five trading days immediately preceding the grant date, which was then converted to U.S. dollars based on the exchange rate for that day.

              The 2017 LTIP awards, which were granted on February 27, 2018, will vest one-third per year over three years.

              Retention Grant for CEO.    In addition to his 2017 LTIP award, on March 19, 2018, Mr. Moore received a retention grant under the LTIP of 150,000 notional shares, in recognition of services previously provided to the Corporation and in the interest of ensuring his continued service as President and Chief Executive Officer. Subject to his continued employment, the shares will vest in full on the three-year anniversary of the grant date.

    Vesting of 2016 LTIP awards

              The LTIP awards granted in February 2017 with respect to 2016 performance (the "2016 LTIP awards") consisted of 50% time-based restricted stock units ("TSUs") and 50% performance-based restricted stock units ("PSUs"). TSUs vest one-third per year over the following three years. PSUs are earned and vested one-third per year over the three years following grant based on the Compensation Committee's overall discretionary assessment of the Corporation's performance. Each year based on the performance assessment, the executive is eligible to receive from 0% to 150% of the original one-third target amount for that year as an earned and vested award, as determined by the Compensation Committee.

              In February 2020, the Compensation Committee determined that, for each named executive officer, the amount of the outstanding 2016 LTIP awards relating to 2019 performance that would be earned and vested with respect to such 2019 performance would be 100% of the original target amount for that year. The Compensation Committee made this determination in light of management's excellent execution and the Corporation's significant progress on its financial and strategic objectives in 2019. The table also shows the amounts that were earned and vested in 2017 and 2018 (for each year, 100% of the target amounts) based on the Compensation Committee's discretionary assessment of the Corporation's performance.

			2017		2018		2019

	PSUs (50% of original 2016 grant)		Eligible PSU Range (0% to 150% of target)	Earned and Vested PSUs	Eligible PSU Range (0% to 150% of target)	Earned / Vested PSUs	Eligible PSU Range (0% to 150% of target)	Earned / Vested PSUs

Name	(US$)	Common Shares	Common Shares		Common Shares		Common Shares

James J. Moore, Jr.	$273,125	114,759	0-57,380	38,253 (100%)	0-57,380	38,253 (100%)	0-57,380	38,253 (100%)

Terrence Ronan	$180,000	75,630	0-37,816	25,210 (100%)	0-37,816	25,210 (100%)	0-37,816	25,210 (100%)

Joseph E. Cofelice	$190,000	79,832	0-39,916	26,611 (100%)	0-39,916	26,611 (100%)	0-39,916	26,610 (100%)

Jeffrey S. Levy	$123,750	51,996	0-25,998	17,332 (100%)	0-25,998	17,332 (100%)	0-25,998	17,332 (100%)

Philip D. Rorabaugh	$112,500	47,269	0-23,635	15,758 (100%)	0-23,635	15,756 (100%)	0-23,635	15,756(1) (100%)

(1)
The 2019 earned and vested amount for Mr. Rorabaugh was settled in cash upon the termination of his employment effective December 31, 2019.

Additional Compensation Program Features and Policies

Employment Agreements

              The Corporation entered into employment agreements with Messrs. Moore and Cofelice upon their hires in 2015, and with Mr. Ronan upon his hire in 2012. Mr. Levy is not party to an employment agreement with the Corporation and, prior to the termination of his employment, nor was Mr. Rorabaugh.

              The employment agreements of Messrs. Moore, Ronan and Cofelice contain certain provisions regarding termination of employment and change of control benefits. For a description of these provisions and post-employment restrictive covenants, see the section of this Information Circular and Proxy Statement titled "Potential Payments Upon Termination or Change of Control." None of these employment agreements provides for any excise tax or gross-ups for the benefit of our executive officers.

Clawback

              All of the Corporation's executive officers are subject to a Financial Restatement and Clawback policy under which, in the event the Corporation's financial results are restated or are found to be inaccurate in a manner that materially affects the calculation of compensation for such executive officers, the independent directors of the Corporation may, subject to certain conditions, direct that the Corporation recover all or a portion of bonus or incentive compensation paid to such executive officer or gains realized by such executive officer with respect to equity-based awards or other incentive payments or cancel all or a portion of the stock-based awards granted to such executive officer that is related to a restatement of, or inaccuracy in, the Corporation's financial results due to intentional fraud or misconduct by such executive officer, and may take other disciplinary action in addition to remedies imposed by third parties, such as law enforcement agencies, regulators or other authorities, and any right of recoupment under Section 304 of the Sarbanes-Oxley Act of 2002, or otherwise required by law or stock exchange requirements.

Retirement Benefits & Perquisites

              The Corporation offers all employees, including its named executive officers, participation in its 401(k) plan. The Corporation makes annual matching contributions to each named executive officer's 401(k) plan account based upon a predetermined formula that applies to all its employees. The matching contributions supplement employee's personal savings toward future retirement. The Corporation does not provide any material perquisites to its named executive officers.

Share Ownership Policy

              In April 2013, the Board of Directors adopted a share ownership policy for the Corporation's executive officers in order to further align the interests of the Corporation's executive officers with the long-term interests of the Shareholders. In April 2017, the Board modified the policy to increase the ownership requirements. The updated Policy provides that within five years of appointment, the Chief Executive Officer must own shares equal to five times his annual base salary, an increase from three times previously. Other executive officers at the executive vice president level must own shares equal to three times their respective base salaries, an increase from two times previously. Executive officers at the senior vice president level must own shares equal to two times their respective base salaries; they were not subject to an ownership requirement previously. Executive officers have three years from the date of adoption (April 10, 2017) to come into compliance with the revised ownership requirement.

              For purposes of the Policy, share ownership includes any shares owned, directly or indirectly, by an executive or his or her immediate family members or held by such person or his or her immediate family members as part of a tax or estate plan, and unvested notional shares or other equity securities issued under an equity or equity-based compensation plan of the Corporation. In the event of a decline in the price of the Corporation's Common Shares by 25% or more in any year such that the value of an executive officer's Common Shares falls below the requirements of the Policy, the executive officer will have a period of one year to acquire additional Common Shares to comply with the Policy. If the share ownership Policy for any executive officer is not met within the required time frame, the executive officer will be required to have 100% of his or her notional shares or equity-based compensation vest into Common Shares (in both cases, less Common Shares withheld or sold to pay taxes) until the requirements of the Policy are met.

              For purposes of determining compliance with the Policy, the value of a share means an assumed per share value based on the average of the closing prices of a Common Share on the NYSE on the last trading day of each of the previous four fiscal quarters.

              As of December 31, 2019, all of our named executive officers and all of our Directors were in compliance with the requirements of the Corporation's share ownership policy, other than Ms. Mottor, who joined the Board in January 2019 and has a three-year period to achieve compliance.

REPORT OF THE COMPENSATION COMMITTEE

              The Compensation Committee of the Board of Directors has reviewed and discussed the CD&A required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Information Circular and Proxy Statement.

              Submitted by the following independent directors who comprise the Compensation Committee:

    Danielle S. Mottor, Chair
    R. Foster Duncan
    Kevin T. Howell
    Gilbert S. Palter

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

              The following table sets forth a summary of salary and other compensation for 2019, 2018 and 2017 of each named executive officer (in US$).

Name and principal position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-equity incentive plan compensation(3)	All other compensation(4)	Total Compensation

James J. Moore, Jr.	2019	575,000	115,000	575,000	402,500	25,715	1,693,215
Director, President and	2018	575,000	230,000	893,000	345,000	25,465	2,068,465
Chief Executive Officer	2017	575,000	172,500	546,250	402,500	47,754	1,744,004

Terrence Ronan	2019	400,000	100,000	400,000	280,000	14,000	1,194,000
Executive Vice President—	2018	400,000	160,000	400,000	240,000	13,750	1,213,750
Chief Financial Officer	2017	400,000	140,000	360,000	280,000	38,026	1,218,026

Joseph E. Cofelice	2019	400,000	100,000	400,000	280,000	14,000	1,194,000
Executive Vice President—	2018	400,000	160,000	400,000	240,000	13,750	1,213,750
Commercial Development	2017	400,000	120,000	380,000	280,000	36,202	1,216,202

Jeffrey S. Levy	2019	275,000	68,750	275,000	192,500	14,000	825,250
Senior Vice President—	2018	275,000	110,000	275,000	165,000	13,750	838,750
General Counsel and Corporate Secretary	2017	275,000	82,500	247,500	192,500	38,779	836,279

Philip D. Rorabaugh(5)	2019	250,000	0	250,000	0	433,559	933,559
Former Senior Vice President—	2018	250,000	100,000	250,000	150,000	13,750	763,750
Operations	2017	250,000	87,500	225,000	175,000	37,249	774,749

(1)
The amounts shown in the "Bonus" column include, for all executives, the discretionary component of the STIP for 2017, 2018 and 2019 (though the amounts were paid in the first quarter of the following year).

(2)
The amounts shown in the "Stock Awards" column reflect the grant date fair value of notional shares granted during the year and are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718. The assumptions used in determining the grant date fair value of these awards are described in Note 2(s) to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019. The amount shown for Mr. Moore in 2018 includes a retention grant of 150,000 notional shares awarded in March 2018. The grant date fair value of these notional shares was $318,000 based on a grant date share price of US$2.12. All other amounts in the Stock Awards column represent awards made under the LTIP in the year shown with respect to performance for the previous year (e.g., the amounts shown for 2019 were awarded in early 2019 with respect to performance in 2018). With respect to each amount shown for 2017, one-half of each such amount represents the grant date fair value of time-based restricted stock units (TSUs) and the other one-half represents the grant date fair value of performance-based restricted stock units (PSUs). With respect to the PSUs, as discussed on pages 50-51 of this Information Circular and Proxy Statement, each named executive officer is eligible to receive upon vesting shares in an amount from 0% to 150% of the original target amount of notional shares subject to such award. The portion of the 2017 amounts shown in the "Stock Awards" column attributable to the PSUs is based on the grant date fair value of the PSUs assuming the achievement of the target level (100%) of performance: for Mr. Moore, $273,125; for Mr. Ronan, $180,000; for Mr. Cofelice, $190,000; for Mr. Levy, $123,750; and for Mr. Rorabaugh, $112,500. If the grant date fair value of the PSUs were instead calculated assuming the highest level of performance conditions were achieved (150%), the grant date fair values of the awards would be as follows: for Mr. Moore, $409,693; for Mr. Ronan, $270,000; for Mr. Cofelice, $285,000; for Mr. Levy, $185,626; and for Mr. Rorabaugh, $168,754.

(3)
The amounts shown in the "Non-equity incentive plan compensation" column represent the non-discretionary component of awards made under the STIP for performance in 2017, 2018 and 2019 (though the amounts were paid in the first quarter of the following year).

(4)
For 2019, amounts include the Corporation's matching 401(k) plan contributions of $14,000 for each executive officer, for Mr. Moore only, $11,715 for additional life insurance under the terms of his employment agreement and, for Mr. Rorabaugh only, $419,559 in payments related to his termination, as described in note (5) below. For 2018, amounts include the Corporation's matching 401(k) plan contributions of $13,750 for each executive officer and, for Mr. Moore only, $11,715 for additional life insurance under the terms of his employment agreement. For 2017, amounts for each executive officer also included medical, dental, vision, life insurance, short- and long-term disability and private health advisory service costs, all of which are offered on a non-discriminatory basis to all salaried employees of the Corporation and therefore not required to be disclosed under SEC rules. In addition, for 2017, amounts disclosed for certain executive officers also included the cost of certain perquisites, which aggregate to less than $10,000 for each such executive officer, and are therefore not required to be disclosed under SEC rules. Disclosed on a comparable basis to 2019 and 2018, the 2017 amounts for this column would be as follows:

	2017 (US$)
	401(k)	Additional Life Insurance	Total
James J. Moore, Jr.	13,500	11,715	25,215
Terrence Ronan	13,500	—	13,500
Joseph E. Cofelice	13,500	—	13,500
Jeffrey S. Levy	13,500	—	13,500
Philip D. Rorabaugh	13,500	—	13,500
(5)
Philip D. Rorabaugh was appointed as an executive officer on November 7, 2017. His title was changed to Senior Vice President—Operations on January 21, 2019. His employment with the Corporation terminated effective December 31, 2019. He received a lump sum severance payment of $375,000 and the Corporation will be paying his monthly COBRA premiums for 18 months following the date his employment was terminated (an estimated amount of $44,559), both of which are included in the "All other compensation" column. Also included in that column are the Corporation's matching 401(k) plan contribution of $14,000 for Mr. Rorabaugh, as described in note (4).

Grants of Plan-Based Awards

              The following table provides additional information about plan-based awards granted during the year ended December 31, 2019 for each named executive officer. For more information regarding the terms of the plan-based awards referred to in this table, see "Compensation Discussion and Analysis—Executive Compensation Program" beginning on page 34 of this Information Circular and Proxy Statement.

					All other stock awards: Number of shares of stock or units(2) (#)
		Estimated future payouts under non-equity incentive plan awards(1)
						Grant date fair value of stock awards (US$)(3)
Name	Grant date	Threshold (US$)	Target (100%) (US$)	Maximum (150%) (US$)
James J. Moore, Jr.(4)	N/A	—	402,500	603,750
	02/26/19				211,397	575,000
Terrence Ronan(5)	N/A	—	280,000	420,000
	02/26/19				147,059	400,000
Joseph E. Cofelice(6)	N/A	—	280,000	420,000
	02/26/19				147,059	400,000
Jeffrey S. Levy(7)	N/A	—	192,500	288,750
	02/26/19				101,103	275,000
Philip D. Rorabaugh(8)	N/A	—	175,000	262,500
	02/26/19				91,912	250,000

(1)
Amounts set forth in the "Target" column assume that the target level for each non-discretionary component of the STIP is achieved (70% of the total) and a 100% payout is made with respect to that portion of the STIP. The amounts set forth in the "Maximum" column assume maximum performance is achieved for each non-discretionary component of the STIP and a 150% payout is made with respect to that portion of the STIP. The payout with respect to discretionary components of the STIP (30% of the total) is not reflected in this table, but is included in the "Bonus" column of the Summary Compensation Table.

(2)
The February 2019 amounts shown for Messrs. Moore, Ronan, Cofelice, Levy and Rorabaugh represent a grant of time-based notional shares (TSUs) under the LTIP for performance in 2018, which will vest ratably over three years.

(3)
Amounts are calculated in accordance with FASB ASC Topic 718. The amounts shown for the February 2019 grants are based on the five-day weighted average closing price of a Common Share on the NYSE as of February 26, 2019, the grant date, which was $2.72.

(4)
In February 2020, 70,466 of these notional shares vested.

(5)
In February 2020, 49,020 of these notional shares vested.

(6)
In February 2020, 49,020 of these notional shares vested.

(7)
In February 2020, 33,701 of these notional shares vested.

(8)
Mr. Rorabaugh's employment with the Corporation terminated effective December 31, 2019. He did not receive an STIP award for 2019. All of the notional shares granted in February 2019 (representing his 2018 LTIP award) vested and were settled in cash.

Shares Vested

              The following table sets forth, for each named executive officer, the value of all equity-based awards vested during the year ended December 31, 2019:

Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting (US$)
James J. Moore, Jr.(2)	423,034	1,087,669
Terrence Ronan	107,632	292,759
Joseph E. Cofelice	89,635	243,807
Jeffrey S. Levy	72,136	196,207
Philip D. Rorabaugh	65,408	177,910

(1)
The number of Common Shares acquired on vesting represents two-thirds of the notional shares vested in February 2019. The remaining one-third of notional shares vested was settled in cash, which was deposited into the named executive officer's applicable payroll tax withholding accounts, $543,832, $146,380, $121,905, $98,102 and $88,955 for Messrs. Moore, Ronan, Cofelice, Levy and Rorabaugh, respectively. In addition, 100% of the notional shares that vested in connection with the termination of Mr. Rorabaugh's employment on December 31, 2019 were settled in cash (in an amount of $478,717).

(2)
The amounts for Mr. Moore also include the vesting in January 2019 (the four-year anniversary of his employment) of 50% of his transitional notional shares granted pursuant to his Transition Equity Grant Participation Agreement. The number of Common Shares acquired was 179,968, representing two-thirds of the 269,952 transitional notional shares that vested; the remaining one-third of the transitional notional shares vested was settled in cash, which was deposited into Mr. Moore's payroll tax withholding account, $213,262.

Outstanding Equity Awards at Year End

              The following table sets forth, for each named executive officer, all equity-based awards outstanding as of December 31, 2019:

Name	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested (US$)(2)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested(3)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested (US$)(2)(3)
James J. Moore, Jr.	590,363	1,387,353	308,205	724,282
Terrence Ronan	304,939	715,432	25,210	59,244
Joseph E. Cofelice	306,340	719,899	26,610	62,536
Jeffrey S. Levy	209,646	492,668	17,332	40,730
Philip D. Rorabaugh(4)	0	0	0	0

(1)
Includes TSUs and notional shares subject to time-based vesting. For Mr. Moore, 204,075 notional shares vested in February 2020, 165,822 notional shares will vest in February 2021 and 70,466 notional shares will vest in February 2022, subject to Mr. Moore's continued employment. In addition, 150,000 notional shares will vest in March 2021, subject to Mr. Moore's continued employment. For Mr. Ronan, 140,565 notional shares vested in February 2020, 115,355 notional shares will vest in February 2021 and 49,020 notional shares will vest in February 2022, subject to Mr. Ronan's continued employment. For Mr. Cofelice, 141,965 notional shares vested in February 2020, 115,355 notional shares will vest in February 2021 and 49,020 notional shares will vest in February 2022, subject to Mr. Cofelice's continued employment. For Mr. Levy, 96,638 notional shares vested in February 2020, 79,306 notional shares will vest in February 2021 and 33,701 notional shares will vest in February 2022, subject to Mr. Levy's continued employment.

(2)
This amount is calculated based on the five-day weighted average closing price of a Common Share on the NYSE as of December 31, 2019 ($2.35).

(3)
Includes PSUs and notional shares subject to performance-based vesting. PSUs are earned and vested one-third per year over three years based on the Compensation Committee's overall assessment of the Corporation's performance. Each year based on the performance assessment, each executive officer is eligible to receive from 0% to 150% of the original one-third target amount for that year. In February 2020, the Compensation Committee determined that, with respect to 2019 performance, the amount of PSUs earned and vested for each named executive officer would be 100% of the original one-third target amount for that year. Thus, in February 2020, 38,253 of these PSUs vested for Mr. Moore, 25,210 PSUs vested for Mr. Ronan, 26,610 PSUs vested for Mr. Cofelice and 17,332 PSUs vested for Mr. Levy (see also pages 50-51 of this Information Circular and Proxy Statement). Following the February 2020 vesting, there are no remaining PSUs for any of the named executive officers. The amount shown for Mr. Moore in this column also includes 269,952 transitional notional shares under his Transition Equity Grant Participation Agreement that will vest on or any time after January 22, 2017 if the weighted average Canadian dollar closing price of the Corporation's Common Shares on the TSX for at least three consecutive calendar months has exceeded the market price per Common Share determined as of January 22, 2015 (Cdn$3.18) by at least 50% (Cdn$4.77).

(4)
Mr. Rorabaugh's employment with the Corporation terminated on December 31, 2019. His outstanding equity awards vested in full and were settled in cash.

Annual Burn Rate

              The Corporation's annual burn rate(1) for each of our equity compensation plans over the past three fiscal years is set out in the table below:

Equity Compensation Plan	2019	2018	2017
Transition Equity Grant Participation Agreement	0%	0%	0%
LTIP(2)	1.6%	2.2%	1.6%

(1)
Calculated in accordance with the CPA Canada Handbook: The weighted average number of Common Shares outstanding during the period is the number of Common Shares outstanding at the beginning of the applicable fiscal year, adjusted by the number of Common Shares bought back or issued during the applicable fiscal year multiplied by a time-weighting factor. The time-weighting factor is the number of days the Common Shares are outstanding as a proportion of the total number of days in the applicable fiscal year.

(2)
Includes grants of both TSUs and PSUs, as well as accrued dividend equivalent rights.

Potential Payments Upon Termination or Change of Control

              We believe that the consideration of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the executive officer level. In order to encourage our executive officers to focus on seeking the best return for our Shareholders and to remain employed with the Corporation during an important time when their prospects for continued employment following a change of control transaction are often uncertain, we provide for severance benefits in the event the executive officer's employment is terminated under certain circumstances, including in connection with a change of control of the Corporation. The definition of change of control is set forth in the respective employment agreements. In exchange for such severance protection, each executive officer agreed to certain non-competition and non-solicitation limitations following certain termination events. In order to receive these termination benefits (other than unpaid base salary through the termination date), the executive officer must execute a general waiver and release of claims against the Corporation and its affiliates.

              The Corporation's employment agreement with James J. Moore, Jr. provides that if he is terminated by the Corporation for any reason other than cause, or if Mr. Moore terminates his employment for good reason, then the following are paid or provided under the employment agreement: (i) his base salary through the termination date, to the extent not yet paid; (ii) a lump sum termination payment equal to two times his then-current base salary (without giving effect to any material salary reduction), plus a pro-rata amount, based on the number of days elapsed during the fiscal year in which the Date of Termination occurs, of the target bonus provided for in Mr. Moore's employment agreement (75% of annual base salary); (iii) immediate vesting of any LTIP awards which had not yet vested (including any unvested portion of his transitional grant) and (iv) continuation of medical and life insurance benefits for a period of eighteen months following termination. In the event that Mr. Moore's employment is terminated as a result of his death, disability or retirement, he will be entitled to receive his accrued salary through the date of termination, and each equity-based award held by Mr. Moore shall vest in accordance with the applicable plan or grant or agreement.

              The Corporation's employment agreement with Terrence Ronan provides that if he is terminated by the Corporation either following a determination by the Board of Directors that the executive officer's performance is unsatisfactory with respect to annually approved goals and objectives (with 90 days prior written notice to the executive officer, and not during any period that is 90 days preceding or one year following a change of control) or for any reason other than cause, or if he resigns within 90 days preceding or one year after a change of control because certain further triggering events have occurred including material reduction in salary or benefits (including annual STIP or LTIP), relocation, change in position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or the Corporation's breach of the employment agreement, then the following are paid or provided under the employment agreement: (i) his base salary through the termination date, to the extent not yet paid; (ii) a lump sum termination payment equal to two times the average, during the last two years, of the sum of the respective executive officer's: (a) base salary, (b) annual STIP, and (c) the most recent matching contribution to his 401(k) plan (the sum of (a), (b) and (c) being the executive officer's "Total Annual Compensation"); (iii) immediate vesting of all previous awards under the LTIP which had not yet vested; (iv) continuation of all employee benefits for a period of one year following termination; and (v) costs of outplacement services customary for senior executives at the respective executive officer's level for a period of 12 months following termination with the cost capped at $25,000.

              The Corporation's employment agreement with Joseph E. Cofelice provides that if he is terminated by the Corporation for any reason other than cause, or if Mr. Cofelice terminates his employment for good reason, then the following are paid under the employment agreement: (i) his base salary through the termination date, to the extent not yet paid or provided; (ii) a lump sum termination payment equal to his then-current base salary (without giving effect to any material salary reduction), plus a pro-rata amount, based on the number of days elapsed during the fiscal year in which the Date of Termination occurs, of the target bonus provided for in Mr. Cofelice's employment agreement (75% of annual base salary); (iii) if such termination was by the Corporation other than for cause or, following a change of control, by Mr. Cofelice for good reason, immediate vesting of LTIP which had not yet vested, and (iv) continuation of medical insurance benefits for a period of one year following termination. In order to receive these termination benefits (other than unpaid base salary through termination date), the executive officer must execute a general waiver and release of claims against the Corporation and its affiliates. In the event that Mr. Cofelice's employment is terminated as a result of his death, disability or retirement, he will be entitled to receive his accrued salary through the date of termination, and each equity-based award held by Mr. Cofelice shall vest in accordance with the applicable plan or grant or agreement. Effective February 27, 2018, Mr. Cofelice's employment agreement was amended to provide that, if he is terminated by the Corporation for any reason other than cause, or if Mr. Cofelice terminates his employment for good reason, in each case occurring within the 12-month period following a change of control, (x) the termination payment described in item (ii) above will instead be equal to the sum of (a) two times his then-current base salary without giving effect to a material salary reduction, if any, and (b) a pro-rata amount, based on the number of days elapsed during the fiscal year in which the Date of Termination occurs, of the target bonus provided for in Mr. Cofelice's employment agreement (75% of annual base salary), and (y) the continuation of medical insurance benefits described in item (iv) above will instead be for a period of 18 months following termination.

              In January 2019, our Board of Directors approved certain amendments to the LTIP, applicable to awards granted after January 2019 (the LTIP as amended, the "6th A&R LTIP"); certain amendments to awards outstanding under the LTIP granted prior to January 2019, including those of each of our named executive officers (the "Legacy Award Amendments"), and certain amendments to the Transition Equity Grant Participation Agreement between the Corporation and Mr. Moore (the "Transition Award Amendment").

              Under the 6th A&R LTIP, (i) in the event a named executive officer's employment is terminated (x) due to retirement after attaining the age of 62 and following the occurrence of a change of control or (y) due to disability, his or her notional share awards will immediately vest in full and be settled as soon as practicable thereafter, rather than continuing to vest on their original schedule, and (ii) in the event that the Corporation experiences a change of control, unless a named executive officer's notional share awards either (x) continue to remain outstanding and the Corporation's common shares continue to be publicly traded on a national securities exchange or (y) are replaced with or converted into substantially equivalent awards, including with respect to the vesting schedule, accelerated vesting terms, redemption terms and value of the original notional share awards, that are in respect of equity interests that are publicly traded on a national securities exchange (a change of control where such conditions are not satisfied, a "Non-Qualifying Change of Control"), then, all notional share awards held by such named executive officer will immediately vest and be settled in cash as soon as practicable thereafter, rather than requiring a qualifying termination of employment to occur following such Non-Qualifying Change of Control. Both under the 6th A&R LTIP and the prior version of the LTIP, in the event (a) a named executive officer is terminated by the Corporation without Cause, his or her notional share awards will immediately vest in full, (b) a named executive officer resigns for good reason following a change of control, his or her notional share awards will immediately vest in full, or (c) a named executive officer retires after attaining the age of 62 and prior to the occurrence of a change of control, his or her notional share awards will continue to vest on their original schedule notwithstanding such retirement.

              In connection with the adoption of the 6th A&R LTIP, our Board of Directors also approved the Legacy Award Amendments, in order to conform the vesting schedule applicable to notional share awards granted under the prior version of the LTIP in the event of a Non-Qualifying Change of Control of the Corporation to those of awards granted under the 6th A&R LTIP. Specifically, in the event the Corporation experiences a Non-Qualifying Change of Control, the notional share awards of named executive officers will immediately vest in full, rather than requiring a qualifying termination of employment to occur following such Non-Qualifying Change of Control. In order to comply with Section 409A of the U.S. Internal Revenue Code, following such accelerated vesting, such notional share awards will be settled in cash on the earlier of (i) their originally scheduled vesting date or (ii) the named executive officer's separation from service (other than due to disability or retirement).

              The Corporation also entered into the Transition Award Amendment with Mr. Moore, in order to conform the vesting schedule applicable to the performance-based portion of Mr. Moore's transition notional share award in the event of a change of control of the Corporation to those of awards granted under the 6th A&R LTIP. The original Transition Equity Grant Participation Agreement between Mr. Moore and the Corporation provided that his transition notional share award will immediately vest in full and be settled as soon as practicable thereafter in the event Mr. Moore is terminated without cause, resigns for good reason or dies. The Transition Award Amendment provides that, in addition, in the event the Corporation experiences a change of control, following which Mr. Moore retires after attaining the age of 62 or becomes disabled, the performance-based portion of Mr. Moore's transition notional share award will similarly immediately vest in full. The Transition Award Amendment also (i) clarifies that, in the event of a change of control, the redemption price of Mr. Moore's transition notional share award will be locked-in at the transaction price, although the redemption of such award will remain subject to Mr. Moore experiencing a qualifying termination, and (ii) clarifies the language providing that upon a termination without cause or resignation for good reason, Mr. Moore's transition notional share award will vest in full.

              The following table provides, for Messrs. Moore, Ronan, Cofelice and Levy an estimate of the payments payable by us, assuming certain termination scenarios. The amounts shown assume that such termination was effective, and to the extent applicable, a change of control occurred, as of December 31, 2019 and thus only include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of each such executive officer's separation from the Corporation.

Name	Type of payment	Termination payment (US$)		Vesting of stock-based compensation(1) (US$)		Employee benefits (US$)	Total (US$)
James J. Moore, Jr.	Termination without cause or for good reason	1,581,250	(2)	2,111,635		76,529	3,769,414
	Disability, retirement, or a Non-Qualifying Change of Control	—		2,111,635		—	2,111,635
Terrence Ronan	Termination without cause or, in connection with change of control, for good reason	1,607,750	(3)	775,850		62,657	2,446,257
	Disability, retirement, or a Non-Qualifying Change of Control	—		775,850		—	775,850
Joseph E. Cofelice	Termination without cause or for good reason	700,000	(4)	782,433	(5)	39,516	1,521,949
	Termination without cause or for good reason, in each case, in connection with change of control	1,100,000	(6)	782,433	(5)	59,274	1,941,707
	Disability, retirement, or a Non-Qualifying Change of Control	—		782,433	(5)	—	782,433
Jeffrey S. Levy	Termination without cause or, in connection with change of control, for good reason	—		533,398		—	533,398
	Disability, retirement, or a Non-Qualifying Change of Control	—		533,398		—	533,398

(1)
This amount is calculated based on the five-day weighted average closing price of a Common Share on the NYSE, as of December 31, 2019 ($2.35). Amounts include the full value of the notional shares that would have vested in connection with or as the result of the relevant termination scenario, whether such notional shares would have been settled immediately or over time. In the event a named executive officer retires after attaining the age of 62 and prior to the occurrence of a change of control, his or her notional share awards will continue to vest and be settled on their original schedule notwithstanding such retirement. In the event a named executive officer retires after attaining the age of 62 and following the occurrence of a change of control or becomes disabled, his or her notional share awards that were granted prior to January 2019 will continue to vest and be settled on their original schedule notwithstanding such termination, and his or her notional share awards granted under the 6th A&R LTIP will immediately vest and be settled in full. In the event of a Non-Qualifying Change of Control, (a) his or her notional share awards that were granted prior to January 2019 will immediately vest in full but will be settled in cash on the earlier of (i) their originally scheduled vesting date or (ii) the named executive officer's separation from service (other than due to disability or retirement), and (b) his or her notional share awards granted under the 6th A&R LTIP will immediately vest and be settled in full.

(2)
Includes the sum of (a) two times current base salary and (b) one times the pro-rated target bonus provided for in Mr. Moore's employment agreement (75% of annual base salary).

(3)
Includes two times the average, during the last two years, of the sum of Mr. Ronan's: (a) base salary, (b) actual STIP payment, and (c) the most recent matching contribution to his 401(k) plan.

(4)
Includes the sum of (a) one times current base salary and (b) one times the pro-rated target bonus provided for in Mr. Cofelice's employment agreement (75% of annual base salary).

(5)
For Mr. Cofelice, acceleration of unvested notional shares occurs upon his termination by the Corporation other than for cause or, following a change of control, by Mr. Cofelice for good reason.

(6)
Effective February 27, 2018, for terminations arising only from a change of control, the termination payment is equal to the sum of (a) two times Mr. Cofelice's then-current base salary without giving effect to a material salary reduction, if any, and (b) a pro-rata amount, based on the number of days elapsed during the fiscal year in which the termination occurs, of the target bonus provided for in Mr. Cofelice's employment agreement (75% of annual base salary).

              Mr. Rorabaugh is not included in the above table because his employment with the Corporation terminated on December 31, 2019. His outstanding equity awards vested in full and were settled in cash. In addition, he received a lump sum severance payment of $375,000 and the Corporation will be paying his monthly COBRA premiums for 18 months following the date his employment was terminated (an estimated amount of $44,559).

Compensation Risk Assessment

              The Corporation has reviewed the Corporation's compensation policies and practices for all employees and concluded that any risks arising from the Corporation's policies, plans and programs are not reasonably likely to have a material adverse effect on the Corporation. The Corporation reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk-taking and concluded:

  •
  the allocation of compensation between cash compensation and long-term equity compensation, combined with the vesting schedule under the LTIP, discourages short-term risk-taking;

  •
  the approach to goal setting, setting of targets with payouts at multiple levels of performance, capping the amount of the Corporation's incentive payouts, and evaluation of performance results assist in mitigating excessive risk-taking; and

  •
  the compensation decisions include subjective considerations, which limit the influence of formulae or objective factors on excessive risk-taking.

Hedging and Pledging Policies

              To complement the existing risk-reducing features of the Corporation's compensation policies and practices, the Corporation has adopted a share ownership policy that promotes long-term ownership by executive officers, implemented a clawback policy for the Corporation's Chief Executive Officer and executive officers, and implemented an Anti-Hedging /Anti-Pledging policy. The Anti-Hedging/Anti-Pledging policy applies to all directors, officers and employees of the Corporation. Under this policy, short sales of the Corporation's securities and put, call or other derivative security transactions relating to the Corporation's securities are not permitted. Participation in hedging or monetization transactions, including zero-cost collars, equity swaps, exchange funds and forward sale contracts involving the Corporation's securities are not permitted. The Corporation's securities may not be pledged as collateral for a loan.

Chief Executive Officer Pay Ratio Disclosure

              For 2019, the total compensation of James J. Moore, Jr., the Corporation's President and Chief Executive Officer, was $1,693,215, as shown in the Summary Compensation Table on page 54 of this Information Circular and Proxy Statement. After adding to Mr. Moore's total compensation the amount of certain benefits that he received that are offered on a non-discriminatory basis to all salaried employees of the Corporation (and therefore not required to be disclosed under SEC rules), Mr. Moore's adjusted total compensation was $1,720,487. The total compensation of the Corporation's median employee, calculated in the same manner, was $133,835, which results in an approximate ratio of 12.9:1.

              We calculated this ratio under the applicable SEC rules. In 2019, we annualized total compensation for all new hires and identified a new median employee for 2019 using the same method that we used to identify our median employee in 2018. At December 31, 2019, the Corporation had 202 active employees in the United States and 65 in Canada. We included all active employees in the determination of the median employee. To determine the median employee, we compared the taxable wages from Box 5 (Medicare wages and tips) of each U.S. employee's 2019 Form W-2, and equivalent taxable wages from Canadian employees translated to U.S. dollars using the December 31, 2019 exchange rate of 1.32, excluding Mr. Moore from the comparison.

              Once we determined the median employee, we then calculated the total 2019 compensation of that employee in the same manner as presented in the Summary Compensation Table for Mr. Moore. The median employee's total compensation included wages, overtime earnings, non-equity incentive plan compensation, stock awards and the employer cost of benefits, including the Corporation's matching contribution to a 401(k) plan in which the median employee participates. The median employee was located in the United States.

MATTER 3: APPOINTMENT OF AUDITORS

              The Audit Committee recommends to the Shareholders that KPMG LLP be appointed as the independent auditor of the Corporation, to hold office until the next annual meeting of the Shareholders or until their successor is appointed, and that the Directors be authorized to fix the remuneration of the auditors.

              It is anticipated that a representative of KPMG LLP will attend the Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Vote Required

              The affirmative vote of a majority of the votes cast at the Meeting is required to appoint KPMG LLP as auditors of the Corporation and to authorize the Board of Directors to fix their remuneration. The persons named in the accompanying Form of Proxy will vote such proxy in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying Form of Proxy is executed and returned (and not revoked) prior to the Meeting, the Common Shares represented by the Form of Proxy will be voted in favour of a resolution to appoint KPMG LLP as auditors of the Corporation and authorize the Corporation's Board of Directors to fix their remuneration. In addition, U.S. brokers will have discretionary authority to vote uninstructed Common Shares with respect to the appointment of auditors.

External Auditor Fees

              Aggregate fees for professional services rendered by KPMG LLP for the years ended December 31, 2019 and 2018 were as follows:

Fees	2019	2018
Audit Fees(1)	$1,669,500	$1,167,000
Audit-Related Fees(2)	15,000	15,000
Tax Fees(3)	146,355	266,500

Total Fees	$1,830,855	$1,448,500

(1)
Audit fees in 2019 and 2018 consisted primarily of fees related to the audit of the Corporation's annual consolidated financial statements. Audit fees also included auditing procedures performed in accordance with Sarbanes-Oxley Act Section 404 and the related Public Company Accounting Oversight Board ("PCAOB") Auditing Standard Number 5 regarding the Corporation's internal control over financial reporting. This category also includes work generally only the independent registered accounting firm can reasonably provide.

(2)
Audit-related fees consisted principally of attestation services for one of the Corporation's subsidiaries in 2019 and 2018.

(3)
Tax fees consisted principally of advisory and compliance services. Tax services are rendered based on facts already in existence, transactions that have already occurred, as well as tax consequences of proposed transactions.

              The Audit Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), or the applicable rules of the SEC or the PCAOB) to be provided to the Corporation by KPMG LLP; however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Corporation if the "de minimis" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. There were no services provided under the "de minimis" provisions in 2019 or 2018. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

The Audit Committee recommends a vote FOR the appointment of KPMG LLP as the auditors of the Corporation and the authorization of the Corporation's
Board of Directors to fix such auditors' remuneration.

REPORT OF THE AUDIT COMMITTEE

              The members of the Audit Committee of the Board of Directors submit this report in connection with the Audit Committee's review of the financial reports for the year ended December 31, 2019 as follows:

(1)
The Audit Committee has reviewed and discussed with management the audited financial statements for the Corporation for the year ended December 31, 2019.

(2)
The Audit Committee has discussed with representatives of KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

(3)
The Audit Committee has discussed with representatives of KPMG LLP and management KPMG LLP's independence from the Corporation and received the written disclosures and the letter from the independent accountant required by the applicable requirements of the PCAOB Ethics and Independence Rule 3526, "Communication with Audit Committees Concerning Independence."

              Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

              Submitted by the Audit Committee:

    R. Foster Duncan, Chair
    Kevin T. Howell
    Danielle S. Mottor
    Gilbert S. Palter

    Financial Statements

              The Annual Report, the financial statements of the Corporation as of and for the year ended December 31, 2019 and the auditors' report thereon and this Information Circular and Proxy Statement will be placed before the Shareholders at the Meeting. No formal action will be taken at the Meeting to approve the financial statements. If any Shareholder has questions regarding such financial statements, such questions may be brought forward at the Meeting.

MATTER 4: SPECIAL BUSINESS—APPROVAL OF AMENDMENT NO. 1 TO THE LTIP

              At the Meeting, Shareholders will be asked to consider and, if it is deemed advisable, pass the LTIP Resolution, authorizing Amendment No. 1 to the LTIP, solely to increase the aggregate number of Common Shares that may be issued under the LTIP upon the redemption of notional shares. No other changes will be made to the LTIP as a result of the LTIP Resolution. The full text of the LTIP Resolution appears in Schedule "B" of this Information Circular and Proxy Statement.

              As of April 27, 2020, the total number of notional shares currently outstanding under LTIP awards is 3,720,579. The Compensation Committee has historically redeemed two-thirds of an award in Common Shares, in order to promote stock ownership by employees, including executive officers, and one-third of an award in cash, which is deposited into employees' applicable payroll tax withholding accounts. Beginning on March 29, 2019, the Compensation Committee determined that all notional shares granted under the LTIP held by employees other than executive officers and non-officer senior vice presidents (the "Non-Officer Group") would be settled entirely in cash following vesting, rather than two-thirds in Common Shares and one-third in cash. As of April 27, 2020, executive officers and non-officer senior vice presidents (the "Officer Group") have 1,933,025 unvested notional shares. If the Corporation followed its historic redemption process and all notional shares granted and currently outstanding under the LTIP for members of the Officer Group were to vest, 1,288,683 Common Shares would be issued to these participants. Out of 6,000,000 Common Shares approved for issuance under the current LTIP, to date, 5,529,669 Common Shares have been issued to participants in settlement of notional shares, leaving 470,331 Common Shares remaining to satisfy currently outstanding awards. (These numbers differ from those set forth in the table headed "Securities Authorized for Issuance under Equity Compensation Plans" below primarily as a result of the SEC's disclosure requirements for such table, including a different measurement date.)

              Accordingly, unless the amount of Common Shares available for issuance under the LTIP is increased, the Compensation Committee will be required either to redeem notional shares 100% in cash (which it is permitted to do within its discretion under the LTIP), with respect to a portion of the currently outstanding notional shares, or stop making grants under the LTIP. The Compensation Committee considers the LTIP to be an integral part of its overall compensation program, incentivizing members of the Officer Group to achieve strategic, financial and operational objectives and aligning their interests directly with those of the Shareholders.

              Given the important role the LTIP plays in the compensation of members of the Officer Group of the Corporation, the Shareholders are being asked to approve an increase in the maximum number of Common Shares available for issuance under the LTIP to a total of 8,000,000, thereby adding 2,000,000 Common Shares. If the LTIP Resolution is approved by the Shareholders at the Meeting, a total of 2,470,331 additional Common Shares may be issued under the LTIP in satisfaction of currently outstanding awards and pursuant to awards granted in the future. This number represents approximately 2.3% of Common Shares issued and outstanding as at the date hereof.

Key Terms of the Sixth Amended and Restated Long-Term Incentive Plan

              The following is a summary of the key terms of the Corporation's Sixth Amended and Restated LTIP, subject in its entirety to the terms of the LTIP itself.

              The executive officers and other employees of the Corporation are eligible to participate in the LTIP as determined by the Compensation Committee, in the case of the members of the Officer Group, and the Chief Executive Officer, in the case of the members of the Non-Officer Group. Approximately 70 employees of the Corporation are eligible to participate in the LTIP, including the Corporation's executive officers. The purpose of the LTIP is to align the interests of employees with the long-term interests of the Shareholders by providing an opportunity to increase their share ownership over time and to assist in attracting, retaining and motivating key employees of the Corporation and its subsidiaries, in each case, by providing a significant portion of their incentive compensation in the form of notional shares tied to the value of Common Shares.

              The LTIP generally provides the Compensation Committee, as plan administrator, with the discretion to determine the extent to which members of the Officer Group and of the Non-Officer Group will receive awards under the LTIP, set the terms of the awards made pursuant to the LTIP (including the grant date), to make exceptions in circumstances that it determines to warrant such exceptions and to make such other determinations which it determines to be necessary or advisable for the administration of the LTIP.

              As part of the annual grant process, the Compensation Committee establishes LTIP award amounts earned by each member of the Officer Group based upon its evaluation of the Corporation's performance during the prior fiscal year and taking into account such other factors as it deems appropriate in determining the performance of these participants. The Compensation Committee will approve a grant, with respect to each member of the Officer Group, of a number of notional shares (which number may be zero) to be credited to the notional share account of such participant. The Compensation Committee may also approve the crediting of notional shares to the notional share account of any participant who is a member of the Officer Group as it may determine in their sole discretion from time to time.

              For the Non-Officer Group, at the beginning of each fiscal year, the Chief Executive Officer, in consultation with the Corporation's other senior officers, has the discretion, subject to such parameters as set by the Compensation Committee in their sole discretion and to applicable law, to approve a grant, with respect to each participant who is a member of the Non-Officer Group, of a number of notional shares (which number may be zero) to be credited to the notional share account of such participant. The Compensation Committee may also approve the crediting of notional shares to the notional share account of any participant who is a member of the Non-Officer Group, as they may determine in their sole discretion from time to time.

              A participant will have no voting rights with respect to any notional shares granted under the LTIP.

              Unless otherwise determined by the Compensation Committee, a participant's grant of notional shares will vest in respect of one-third of such notional shares on each of the first three anniversaries of (i) the date such notional shares were awarded, or (ii) a designated vesting-reference date, in each case, subject to such participant's continued employment through each such vesting date.

              As soon as reasonably practicable following the applicable vesting date for notional shares held in a participant's notional share account (and in no event later than the 60th day following the applicable vesting date), the Corporation will redeem such vested portion of a participant's notional shares (including factional notional shares) as follows: (i) lump sum cash payment (generally intended to be withheld toward payment of taxes that will be owed due to the vesting) in respect of one-third of the notional shares to be redeemed, and (ii) the remaining two-thirds by issuance of Common Shares. Notwithstanding the foregoing, the Compensation

Committee, in its sole discretion, may elect to cause the Corporation to redeem 100% of a participant's vested notional shares by lump sum cash payment (net of any applicable withholdings). Beginning on March 29, 2019, the Compensation Committee determined that all notional shares granted under the LTIP held by members of the Non-Officer Group would be settled entirely in cash following vesting, rather than one-third in cash and two-thirds in Common Shares. Members of the Officer Group may, upon providing written notice of such election at least 30 days prior to the date of such redemption, elect to redeem such notional shares for 100% Common Shares, subject to the Compensation Committee's 100% cash redemption right. Fractional shares are redeemed in cash. All issuances of Common Shares on redemption of notional shares under the LTIP are subject to compliance with applicable securities laws.

              The market price per Common Share is defined in the LTIP as the volume-weighted average U.S. dollar closing price of a Common Share on the NYSE for the five trading days immediately preceding the applicable day. Notional shares are meant to track the investment performance of Common Shares, including market prices and distributions. Any notional shares granted to a participant in respect of a performance period will be credited to a notional share account for such participant on the determination date for such performance period. A participant may not assign or transfer any right or interest in notional shares.

              Under the LTIP, in the event (a) a participant is terminated by the Corporation without cause, his or her notional share awards will immediately vest in full, (b) a participant resigns for good reason following a change of control, his or her notional share awards will immediately vest in full, or (c) a participant retires after attaining the age of 62 and prior to the occurrence of a change of control, his or her notional share awards will continue to vest on their original schedule notwithstanding such retirement. In addition, as a result of amendments made to the LTIP in January 2019, (i) in the event a participant's employment is terminated (x) due to retirement after attaining the age of 62 and following the occurrence of a change of control or (y) due to disability, his or her notional share awards will immediately vest in full and be settled as soon as practicable thereafter, rather than continuing to vest on their original schedule, and (ii) in the event that the Corporation experiences a change of control, unless a participant's notional share awards either (x) continue to remain outstanding and the Corporation's common shares continue to be publicly traded on a national securities exchange or (y) are replaced with or converted into substantially equivalent awards, including with respect to the vesting schedule, accelerated vesting terms, redemption terms and value of the original notional share awards, that are in respect of equity interests that are publicly traded on a national securities exchange (a change of control where such conditions are not satisfied, a "Non-Qualifying Change of Control"), then, all notional share awards held by such participant will immediately vest and be settled in cash as soon as practicable thereafter, rather than requiring a qualifying termination of employment to occur following such Non-Qualifying Change of Control.

              Under the LTIP, the Compensation Committee has the authority to (i) adopt rules and regulations for implementing the LTIP; (ii) determine when notional shares will be granted to eligible persons, the number of notional shares to be granted, the vesting period for each grant of notional shares and whether any adjustment(s) (performance-related or otherwise) will apply prior to vesting of any notional shares granted; (iii) authorize any person to execute, on behalf of the Corporation, any instrument required to carry out the purposes of the LTIP; (iv) select and adjust the membership in the Non-Officer Group; (v) interpret and construe the provisions of the LTIP and any award agreement; (vi) alter or adjust any provision that is expressly provided in the LTIP in circumstances which they determine to warrant such alterations or adjustments; (vii) subject to regulatory requirements, make exceptions to the LTIP in circumstances which they determine warrant such exceptions; (viii) make and implement decisions with respect to outstanding notional shares that may become necessary or advisable upon a change of control or another extraordinary corporate event; (ix) determine the duration and purposes of leaves of absences which may be granted to a participant without constituting termination of their employment for purposes of the LTIP (which periods will be no shorter than the periods generally applicable to employees under the employment policies of the Corporation or its subsidiaries); (x) impose certain conditions at the date of grant for any notional shares, which would have to be met for an LTIP participant to be entitled to redeem notional shares granted, and to determine whether such conditions have been satisfied; (xi) accelerate the vesting and/or redemption of the notional shares held in the notional share account(s) of one or more participants; (xii) make amendments to the LTIP in accordance with the amendment provisions contained therein; and (xiii) exercise discretion to make any and all other determinations which they determine to be necessary or advisable for the administration of the LTIP.

              The LTIP may be amended by the Compensation Committee, subject to the approval of the Board of Directors, at any time without the approval of the Corporation's security holders unless the amendment involves any increase in the number of Common Shares reserved for issuance under the LTIP, any reduction in the pricing of notional shares issuable under the LTIP or cancellation and reissue of entitlements under the LTIP, any amendment that extends the term of a grant beyond the period contemplated in the LTIP, amendments to the eligible persons under the LTIP that may permit the introduction of non-employee directors on a discretionary basis, an amendment which would permit notional shares granted under the LTIP to be transferable or assignable other than for normal estate settlement purposes, or an amendment to the plan amendment provisions. The Corporation's Sixth Amended and Restated LTIP was approved by the Compensation Committee in accordance with the above described amendment provision.

              Except with the approval of shareholders, no notional shares may be granted where such grant could result, at any time, in: (a) the number of Common Shares issuable to insider participants, at any time under the LTIP pursuant to the redemption of notional shares and any other common share compensation arrangements, exceeding 10% of Common Shares then issued and outstanding; or (b) the number of Common Shares issued to insider participants, within any one-year period, under the LTIP pursuant to the redemption of notional shares and any other common share compensation arrangements, exceeding 10% of Common Shares then issued and outstanding.

              The aggregate number of Common Shares that may be issued under the LTIP upon the redemption of notional shares is currently 6,000,000 Common Shares, which represents 5.7% of the issued and outstanding Common Shares as of April 27, 2020, subject to increase or decrease by reason of amalgamation, rights offerings, reclassifications, consolidations or subdivisions, or as may otherwise be permitted by applicable law and the TSX. The total number of Common Shares issued under the LTIP upon the redemption of notional shares granted under the LTIP is 5,529,669, which represents 5.2% of the issued and outstanding Common Shares as of April 27, 2020. The total number of Common Shares that remain issuable under the LTIP is 470,331, which represents 0.4% of the issued and outstanding Common Shares as of April 27, 2020.

              The only effect of the LTIP Resolution will be to increase the aggregate number of Common Shares that may be issued under the LTIP upon the redemption of notional shares. Because the grant of awards under the LTIP is within the discretion of the Compensation Committee, the Corporation cannot determine the dollar value or number of Common Shares that will in the future be received by or allocated to any participant in the LTIP. As of April 27, 2020, the closing price of a share of a Common Share of the Corporation on the NYSE was $2.00 and on the TSX was Cdn$2.80.

Securities Authorized for Issuance under Equity Compensation Plans

              The following table provides information as of December 31, 2019 regarding the LTIP.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,276,664	—	—
Total	1,276,664	—	—

(1)
Number of securities to be issued upon exercise of outstanding awards and number of securities remaining available for future issuance reflects expected redemption of award two-thirds in Common Shares and one-third in cash for members of the Officer Group, and entirely in cash for members of the Non-Officer Group. Specifically, the number of securities to be issued upon exercise of the outstanding awards reflects two-thirds of the number of outstanding notional shares held by members of the Officer Group; it does not include notional shares expected to be settled in cash.

Shareholder Approval

              In order for the resolution amending the LTIP to be effective, under Canadian law and the Articles, at least a majority of the votes cast by Shareholders present in person or represented by proxy at the Meeting must be voted in favour of the LTIP Resolution. All abstentions are counted as votes cast at the Meeting, but are not counted as votes for or against the matter (other than for NYSE approval purposes, for which an abstention would count as a vote against the matter).

              The persons named in the accompanying Form of Proxy will vote such proxy in accordance with the instructions contained therein. Unless contrary instructions are specified, if the accompanying Form of Proxy is executed and returned (and not revoked) prior to the Meeting, the Common Shares represented by the Form of Proxy will be voted in favour of the LTIP Resolution.

TSX Approval

              The amendment to the LTIP has been conditionally approved by the TSX.

The Board of Directors, upon recommendation of the Compensation Committee, recommends a vote FOR approval of the LTIP Resolution, as disclosed in this Information Circular and Proxy Statement.

ADDITIONAL GOVERNANCE INFORMATION

Certain Relationships and Related Party Transactions

              Other than the compensation agreements and arrangements described herein, there has not been since the beginning of the Corporation's last fiscal year, and there is not currently proposed, any transaction or series of similar transactions to which the Corporation was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Policies and Procedures for Review of Transactions with Related Persons

              The Corporation requires that any related party transaction be brought to the attention of the Board of Directors for review and pre-approval. The Board of Directors will review and pre-approve all relationships and transactions in which the Corporation and any of the Directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of its voting securities and their family members, have a direct or indirect material interest. In pre-approving or rejecting such proposed relationships and transactions, the Board of Directors shall consider the relevant facts and circumstances available and deemed relevant to this determination. When appropriate, the Board of Directors will review a report of an independent financial advisor in making a decision on whether to pre-approve a related party transaction.

Indebtedness of Directors and Officers

              None of the directors and executive officers, or former directors or executive officers, nor any associate of such individuals, of the Corporation is as at the date hereof, or has been, during the financial year ended December 31, 2019, indebted to the Corporation or its subsidiaries in connection with a purchase of securities or otherwise. In addition, no indebtedness of these individuals to another entity has been the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding with the Corporation or any of its subsidiaries.

Interest of Informed Persons in Material Transactions

              To the knowledge of the Directors, other than as disclosed under the heading "Certain Relationships and Related Transactions," no executive officer, Director or proposed nominee for election as a Director, or any associate or affiliate of any such persons, had any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any material transaction with the Corporation since the commencement of the Corporation's 2019 fiscal year.

Shareholder Proposals for 2021 Annual Meeting

              Shareholder proposals intended to be presented at the next annual meeting of Shareholders and which are to be considered for inclusion in the Corporation's information circular and proxy statement and form of proxy for that meeting, must be received by the Corporation on or before the earlier of (i) March 17, 2021; and (ii) the date that the Corporation has sent notice of the next annual meeting to Shareholders (the "Proposal Date"), pursuant to the Exchange Act. The form and content of proposals must also comply with the BCBCA, the Corporation's governing statute, and with the rules of the SEC governing the form and content of proposals in order to be included in the Corporation's information circular and proxy statement and form of proxy. Any such proposals should be mailed to the Corporate Secretary at Atlantic Power Corporation, 3 Allied Drive, Suite 155, Dedham, Massachusetts, 02026, with a copy to Atlantic Power Corporation, c/o MLT Aikins LLP, 355 Burrard Street, Suite 1900, Vancouver, British Columbia, Canada V6C 2G8.

              Notice of a Shareholder proposal will be considered untimely if received by the Corporation after the Proposal Date, pursuant to the Exchange Act. The Advance Notice Policy as described in this Information Circular and Proxy Statement under "Advance Notice Policy" requires notice of Shareholder nominations for directors to be presented at the next annual meeting of Shareholders to be made not less than 30 days nor more than 65 days prior to the date of the next annual meeting of Shareholders; provided, however, that in the event that the annual meeting of Shareholders is to be held on a date that is less than 50 days after the date (the "Notice Date") on which the first public announcement of the date of the annual meeting was made, notice by the nominating Shareholder may be made not later than the close of business on the tenth day following the Notice Date. The form and content of proposals and nominations must also comply with the BCBCA and, to the extent applicable, the rules of the SEC governing form and content of proposals and the Advance Notice Policy.

Shareholder Communications

              Shareholders who wish to communicate with any of the Directors or the Board of Directors as a group may do so by writing to them at Name(s) of Directors(s)/Board of Directors, c/o Corporate Secretary, Atlantic Power Corporation, 3 Allied Drive, Suite 155, Dedham, Massachusetts 02026. All correspondence will be promptly forwarded by the Corporate Secretary to the addressee.

Directions to 2020 Annual and Special Meeting

              For the virtual Meeting location, where you may participate in the Meeting online, please refer to "Voting Procedures and Deadlines" in this Information Circular and Proxy Statement. The Meeting location also can be obtained on the Corporation's website at www.atlanticpower.com under "MEDIA & EVENTS—Annual General Meeting" and via phone at 1-617-977-2700. Information contained on the Corporation's website or that can be accessed through the Corporation's website is not incorporated into and does not constitute a part of this Information Circular and Proxy Statement. The Corporation has included its website address only as an inactive textual reference and does not intend it to be an active link to its website.

Availability of the Corporation's Annual Report on Form 10-K

              Financial information is provided in the Corporation's comparative financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") in the Corporation's Annual Report on Form 10-K. Copies of the Corporation's financial statements as of and for the year ended December 31, 2019, together with the auditors' report thereon, the MD&A, the Corporation's Annual Report on Form 10-K and this Information Circular and Proxy Statement are available upon written request from the Corporate Secretary of the Corporation, 3 Allied Drive, Suite 155, Dedham, Massachusetts 02026, via phone 1-617-977-2700 or via email at info@atlanticpower.com. The Corporation may require payment of a reasonable charge if the request is made by a person who is not a Shareholder. These documents and additional information relating to the Corporation may also be found on SEDAR at www.sedar.com, on EDGAR at www.sec.gov/edgar.shtml and on the Corporation's website at www.atlanticpower.com. Information contained on the Corporation's website or that can be accessed through the Corporation's website or SEC or Canadian Securities Administrators ("CSA") websites is not incorporated into and does not constitute a part of this Information Circular and Proxy Statement. The Corporation has included its website address and that of the SEC and CSA only as inactive textual references and does not intend them to be active links to such websites. All statements made in any of our securities filings, including all forward-looking statements or information, are made as of the date of the document in which the statement is included, and we do not assume or undertake any obligation to update any of those statements or documents unless we are required to do so by applicable law. We are not a foreign private issuer, as defined in Rule 3b-4 of the Exchange Act.

OTHER BUSINESS

              The Directors and management are not aware of any matters intended to come before the Meeting other than those items of business set forth in the attached Notice of Meeting accompanying this Information Circular and Proxy Statement. If any other matters properly come before the Meeting, it is the intention of the persons named in the Form of Proxy to vote in respect of those matters in accordance with their judgment.

APPROVAL OF DIRECTORS

              The contents and the sending of this Information Circular and Proxy Statement to the Shareholders have been approved by the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: April 28, 2020	"Kevin T. Howell" Chair of the Board of Directors Atlantic Power Corporation

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SCHEDULE A

MANDATE OF THE BOARD OF DIRECTORS

ATLANTIC POWER CORPORATION

CHARTER OF THE BOARD OF DIRECTORS

              The purpose of this charter is to set out the mandate and responsibilities of the board of directors (the "Board") of Atlantic Power Corporation (the "Issuer").

Composition

              The Board shall be constituted with a majority of individuals who qualify as "independent directors" as defined in National Policy 58-201—Corporate Governance Guidelines, applicable securities law and the relevant listing standards of the New York Stock Exchange. The Board collectively should possess a broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of the Issuer's business and affairs.

Responsibilities of the Board of Directors

              The Board is responsible for the stewardship of the Issuer and in that regard shall be specifically responsible for:

  i.
  adopting a strategic planning process and approving, on at least an annual basis, a budget, and evaluating and discussing a strategic plan for the upcoming year which takes into account, among other things, the opportunities and risks of the Issuer's business and investments;

  ii.
  to the extent feasible, satisfying itself as to the integrity of the Chief Executive Officer and senior officers of the Issuer that such officers create a culture of integrity throughout the organization as well as satisfying itself that the Chief Executive Officer is effectively assessing the integrity of the other senior officers of the Issuer and its subsidiaries;

  iii.
  the identification of the principal risks of the Issuer's business and ensuring the implementation of appropriate systems to manage these risks;

  iv.
  ensuring that the Issuer has adopted processes, procedures and controls that are designed to ensure compliance with all applicable laws and legal requirements;

  v.
  adopting a communication policy which enables the Issuer to communicate effectively and addresses how the Issuer interacts with all of its stakeholders, including analysts and the public, contains measures for the Issuer to avoid selective disclosure and is reviewed at such intervals or times as the Board deems appropriate;

  vi.
  with the assistance of the senior officers of the Issuer, reviewing and making recommendations to the board of managers of Atlantic Holdings with respect to all asset acquisitions and/or dispositions of the Issuer and/or any of its subsidiaries;

  vii.
  ensuring the integrity of the Issuer's internal control and management information systems;

  viii.
  from time to time, establishing and maintaining committees as it determines necessary or appropriate, but which at all times shall include:

  (a)
  a standing audit committee (the "Audit Committee");

  (b)
  standing compensation committee (the "Compensation Committee"); and

  (c)
  a standing nominating and corporate governance committee (the "Nominating Committee").

  ix.
  reviewing and reassessing the adequacy of the charters of the Audit Committee, Compensation Committee and Nominating Committee at such intervals or times as the Board deems appropriate;

  x.
  receiving recommendations of the Audit Committee respecting, and reviewing and approving, the audited, interim and any other publicly announced financial information of the Issuer;

  xi.
  reviewing and considering the results of the Compensation Committee's evaluations of the Issuer's overall compensation and significant human resource plans, policies and programs and reviewing and approving the Compensation Discussion and Analysis to be included in the Issuer's annual proxy circular based on the recommendations of the Compensation Committee;

  xii.
  receiving recommendations of the Nominating Committee regarding proposed nominees for the Board, the composition of the Board (including size and membership) and the committees of the Board, succession planning, and with respect to the Issuer's approach to governance and its corporate governance policies;

  xiii.
  meeting regularly with management to receive reports respecting the performance of the Issuer, new and proposed initiatives, the Issuer's business and investments, management concerns and any areas of concern involving the Issuer; and

  xiv.
  meeting regularly without management and non-independent directors.

              Although the Board is called upon to "manage" the business and affairs of the Issuer, the Issuer has delegated responsibility for managerial and executive oversight and certain administrative services to the Chief Executive Officer and other senior officers of the Issuer. Reciprocally, the senior officers shall keep the Board fully informed of the progress of the Issuer and its subsidiaries towards the achievement of their established goals and of all material deviations from the goals or objectives and policies established by the Board in a timely and candid manner.

              It is recognized that every director in exercising powers and discharging duties must act honestly and in good faith with a view to the best interest of the Issuer. Directors must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In this regard, they will comply with their duties of honesty, loyalty, care, diligence, skill and prudence.

              In addition, directors are expected to carry out their duties in accordance with policies adopted by the Board from time to time, the current policy being annexed hereto as Appendix "A".

              It is expected that the Issuer's senior officers will co-operate in all ways to facilitate compliance by the Board with its legal duties by causing the Issuer and its subsidiaries to take such actions as may be necessary in that regard and by promptly reporting any data or information to the Board that may affect such compliance.

Responsibilities of Chair

              The role and responsibilities of the Chair of the Board are set out below:

  i.
  the Chair shall be expected to attend and chair meetings of the Board of the Issuer and shareholders of the Issuer;

  ii.
  the Chair shall be an independent director;

  iii.
  the Chair shall not be expected to and shall not perform policy making functions other than in his or her capacity as a director of the Issuer. The Chair shall not have the right or entitlement to bind the Issuer in his or her capacity as Chair;

  iv.
  the Chair shall provide direction with respect to the dates and frequency of Board meetings and related committee meetings and the Chair shall liaise with the Chief Executive Officer of the Issuer to prepare Board meeting agendas;

  v.
  the Chair shall ensure that the Board understands the boundaries between Board and management responsibilities; and

  vi.
  the Chair shall ensure that the Board carries out its responsibilities effectively, which will involve the Board meeting on a regular basis without management present and will include acting as a liaison between the independent directors and the Issuer's senior officers, and may involve assigning responsibility for administering the Board's relationship with management to a committee of the Board.

Decisions Requiring Prior Approval of the Board of Directors

              Approval of the Board shall be required for:

  i.
  dividends;

  ii.
  significant acquisitions/dispositions;

  iii.
  related party transactions;

  iv.
  the annual budget for the Issuer;

  v.
  the public dissemination of any financial information;

  vi.
  the issuance or repurchase of securities of the Issuer;

  vii.
  establishing or revising the charters of committees of the Board; and

  viii.
  any other matter that would give rise to a "material change" to the Issuer.

              In considering related party transactions, when appropriate, the Board will review a report of an independent financial advisor in making their decision. The foregoing list is intended to specify particular matters requiring Board approval and is not intended to be an exhaustive list.

Measures for Receiving Shareholder Feedback

              All publicly disseminated materials of the Issuer shall provide for a mechanism for feedback of shareholders. Persons designated to receive such information shall be required to provide a summary of the feedback to the directors on a semi-annual basis or at such other more frequent intervals as they see fit.

Meetings

              The Board will meet not less than four times per year: three meetings to review quarterly results; and one prior to the issuance of the annual financial results of the Issuer. A quorum for the meetings shall be a majority of the directors then holding office.

              From time to time directors may be asked to participate in Board retreats which may last one to three days.

Meeting Guidelines

              Directors will be expected to have read and considered the materials sent to them in advance of each meeting, and to be prepared to discuss the matters contained in such materials at the meeting. Administrative matters (e.g., bank signing resolutions, etc.) which require a vote will be batched for voting purposes. Directors will be expected to ask questions relating to batched items in advance of the meeting. The notice of meeting will highlight significant matters to be dealt with at each meeting so that directors can focus on reviewing the related materials. The senior officers of the Issuer will be made accessible to directors at Board meetings and Board committee meetings to fulfill their obligations.

Remuneration

              Remuneration shall be at a level which will attract and motivate professional and competent members.

Telephone Board Meetings

              A director may participate in a meeting of the directors or in a committee meeting by means of telephone, electronic or such other communications facilities as permit all persons participating in the meeting to communicate with each other and a director participating in such a meeting by such means is deemed to be present at the meeting.

              Although it is the intent of the Board to follow an agreed meeting schedule as closely as possible, from time to time, with respect to time-sensitive matters, telephone Board meetings may be required to be called in order for directors to be in a position to better fulfill their legal obligations. Alternatively, management may request the directors to approve certain matters by unanimous consent.

Expectations of Management

              The senior officers of the Issuer shall be required to report to the Board at the request of the Board on the performance of the Issuer, new and proposed initiatives, the Issuer's business and investments, management concerns and any other matter the Board or its Chair may deem appropriate. In addition, the Board expects the senior officers of the Issuer to promptly report to the Chair of the Board any significant developments, changes, transactions or proposals respecting the Issuer or its subsidiaries.

APPENDIX A
POLICY OF PRACTICES FOR DIRECTORS

Attendance at Meetings

              Each director is expected to have a very high record of attendance at meetings of the Board, and at meetings of each Board committee on which the director sits. A director is expected to:

  i.
  advise the Chair as to planned attendance at Board and committee meetings shortly after meeting schedules have been distributed;

  ii.
  advise the Chair as soon as possible after becoming aware that he or she will not be able to attend a meeting; and

  iii.
  attend a meeting by conference telephone if unable to attend in person.

Preparation for Meetings

              Directors are expected to carefully review and consider the materials distributed in advance of a meeting of the Board or a committee of the Board. Directors are also encouraged to contact the Chair, the Chief Executive Officer of the Issuer and any other appropriate officers to ask questions and discuss agenda items prior to meetings.

Conduct at Meetings

              Directors are expected to ask questions and participate in discussions at meetings, and to contribute relevant insights and experience. In discussions at meetings, a director should:

  i.
  be candid and forthright;

  ii.
  not be reluctant to express views contrary to those of the majority;

  iii.
  be concise and, in most circumstances, respect the time constraints of a meeting; and

  iv.
  be courteous to and respectful of other directors and guests in attendance.

Knowledge of the Issuer's Business

              Directors are expected to be knowledgeable with respect to the various fields and divisions of business of the Issuer. Although the senior officers of the Issuer have a duty to keep the Board informed about developments in the Issuer's business, directors have a primary duty of care and diligence, which includes a duty of inquiry. Directors should:

  i.
  ask questions of the Issuer's senior officers and other directors/managers, at meetings and otherwise, to increase their knowledge of the business of the Issuer;

  ii.
  familiarize themselves with the risks and challenges facing the business of the Issuer;

  iii.
  read all internal memoranda and other documents circulated to the directors, and all reports and other documents issued by the Issuer for external purposes;

  iv.
  insist on receiving adequate information from the Issuer's senior officers with respect to a proposal before Board approval is requested;

  v.
  familiarize themselves with the Issuer's competitors by, among other things, reading relevant news, magazine and trade journal articles; and

  vi.
  familiarize themselves with the legal and regulatory framework within which the Issuer carries on its business.

Personal Conduct

              Directors are expected to:

  i.
  exhibit high standards of personal integrity, honesty and loyalty to the Issuer;

  ii.
  project a positive image of the Issuer to news media, the financial community, governments and their agencies, shareholders and employees;

  iii.
  be willing to contribute extra efforts, from time to time as may be necessary including, among other things, being willing to serve on committees of the Board; and

  iv.
  disclose any potential conflict of interest that may arise with the business or affairs of the Issuer and, generally, avoid entering into situations where such conflicts could arise or could reasonably be perceived to arise.

Independent Advice

              In discharging its mandate, the Board shall have the authority to retain (and authorize the payment by the Issuer of) and receive advice from, special legal, accounting or other advisors and outside consultants if appropriate.

Other Directorships and Significant Activities

              The Issuer values the experience directors bring from other boards on which they serve and other activities in which they participate, but recognizes that those boards and activities also may present demands on a director's time and availability and may present conflicts or legal issues, including independence issues. No director should serve on the board of a competitor or of a regulatory body with oversight of the Issuer. Each director should, when considering membership on another board or committee, make every effort to ensure that such membership will not impair the director's time and availability for his or her commitment to the Issuer. Directors should advise the Chair of the Board and the Chief Executive Officer before accepting membership on other public corporation boards of directors or any audit committee or other significant committee assignment on any other board of directors, or establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments or a change in the director's relationship to the Issuer.

Schedule B

 LTIP RESOLUTION

BE IT RESOLVED THAT:

  1.
  Amendment No. 1 to the Sixth Amended and Restated Long-Term Incentive Plan (the "LTIP") of Atlantic Power Corporation (the "Corporation"), substantially as set forth in Exhibit "A" to this resolution is hereby approved, ratified and confirmed.

  2.
  Any one director or officer of the Corporation is hereby authorized and empowered to execute or cause to be executed, whether under the seal of the Corporation or otherwise and to deliver or cause to be delivered, all such documents and instruments and to do or cause to be done all such other acts and things as such director or officer may determine to be necessary or desirable in order to carry out the intent of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents and other instruments or the doing of any such act or thing.

B-1

EXHIBIT A

AMENDMENT NO. 1
TO
SIXTH AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

RECITALS:

A.
Atlantic Power Corporation wishes to amend the Sixth Amended and Restated Long-Term Incentive Plan (the "LTIP") as hereinafter described.

              NOW THEREFORE the LTIP be and it is hereby amended as follows, subject to shareholder approval:

1.
Section 8 of the LTIP shall be deleted in its entirety and replaced with the following:

8.
Common Shares Subject to Issuance Under the Plan

The aggregate number of Common Shares that may be issued under the Plan upon the redemption of Notional Shares is 8,000,000 Common Shares subject to increase or decrease by reason of amalgamation, rights offerings, reclassifications, consolidations or subdivisions, or as may otherwise be permitted by applicable law and the TSX.

2.
Except as amended hereby, the LTIP shall remain in full force and effect, unamended.

B-2

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This proxy is being solicited by or on behalf of the board of directors of Atlantic Power Corporation (the “Corporation”) from holders of Common Shares of the Corporation (“Shareholders”) for use in connection with the annual and special meeting (the “Meeting”) of Shareholders, which will be held virtually via live audio webcast on June 17, 2020 at 10:00 a.m. (Eastern Daylight Time). Reference is made to the accompanying Information Circular and Proxy Statement of the Corporation dated April 28, 2020 (the “Circular”) for further information.

The undersigned Shareholder of the Corporation hereby appoints KEVIN T. HOWELL or, failing him, R. FOSTER DUNCAN, as proxy of the undersigned to attend and vote at the Meeting and at any adjournment thereof, with full power of substitution and with all the powers which the undersigned could exercise if personally present and with authority to vote at the said proxyholder’s discretion unless herein otherwise specified. The said proxyholder is hereby specifically directed to:

(1)

VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of R. Foster Duncan as a member of the Corporation’s Board of Directors;

(2)

VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of Kevin T. Howell as a member of the Corporation’s Board of Directors;

(3)

VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of Danielle S. Mottor as a member of the Corporation’s Board of Directors;

(4)

VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of Gilbert S. Palter as a member of the Corporation’s Board of Directors;

(5)

VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the election of James J. Moore, Jr. as a member of the Corporation’s Board of Directors;

(6)

VOTE FOR ☐ or VOTE AGAINST ☐ or ABSTAIN FROM VOTING ON ☐ the approval, by non-binding advisory vote, of the named executive officer compensation as described in the Circular;

(7)

VOTE FOR ☐ or WITHHOLD FROM VOTING ON ☐ the appointment of KPMG LLP as the auditors of the Corporation and the authorization of the Corporation’s Board of Directors to fix such auditors’ remuneration; and

(8)

VOTE FOR ☐ or VOTE AGAINST ☐ or ABSTAIN FROM VOTING ON ☐ the approval of an ordinary resolution of the Shareholders, the full text of which is set forth in Schedule “B” to the Circular, authorizing the Corporation to amend its sixth amended and restated long-term incentive plan (the “LTIP”) to increase the number of Common Shares of the Corporation issuable under the LTIP, as more particularly described in the Circular.

DATED this twenty-eighth day of April, 2020.

Name of Shareholder

Signature of Shareholder

NOTES:

(i)

The shares represented by this proxy will be voted for, voted against or withheld or abstained from voting (as applicable) in accordance with the instructions noted hereon on any ballot that may be called for. The persons named in this proxy will vote this proxy in accordance with the instructions contained herein. Unless contrary instructions are specified, if this proxy is executed and returned (and not revoked) prior to the Meeting, the Common Shares represented by this proxy will be voted “FOR” the above-mentioned items.  The Corporation presently knows of no matters to come before the Meeting other than the matters identified in the notice of the Meeting. If any amendments, variations or other matters that are not known should properly come before the Meeting, the Common Shares will be voted on such amendments, variations or matters in accordance with the best judgment of the said proxyholder.

(ii)

To vote this proxy, the Shareholder must sign in the space provided on this form. Please sign exactly as the name appears hereon and in which the Common Shares are registered. If the Shareholder is a corporation, the proxy should be executed by duly authorized officers and its corporate seal must be affixed. If this proxy is not dated in the space provided, the proxy shall be deemed to bear the date on which it was mailed by the Corporation.

(iii)

The Shareholder has the right to appoint a person, other than the persons designated, to attend, vote and act for the Shareholder and on the Shareholder’s behalf at the Meeting. Such right may be exercised by striking out the names of the specified persons and inserting the name of such other person in the space provided.

(iv)

This proxy revokes all prior proxies given by the Shareholder represented by this proxy and may be revoked at any time before it has been exercised as described in the Circular.

(v)

Reference should be made to the Circular, which accompanies the notice of Meeting, for a full explanation of the rights of Shareholders regarding completion, use and revocation of this proxy and other information pertaining to the Meeting.